EXHIBIT 99.1

ASSET PURCHASE AGREEMENT

by and among

West Suburban Medical Center, Westlake Community Hospital,
Resurrection Services, and Resurrection Ambulatory Services,
each an Illinois not-for-profit corporation

and

VHS Westlake Hospital, Inc. and
VHS West Suburban Medical Center, Inc.,
each a Delaware corporation

DATED: March 17, 2010

ARTICLE 1
TRANSACTION TERMS

ARTICLE 2
CONSIDERATION

ARTICLE 3
CLOSING

ARTICLE 4
REPRESENTATIONS AND WARRANTIES OF THE SELLERS

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ARTICLE 5
REPRESENTATIONS AND WARRANTIES OF THE PURCHASERS

ARTICLE 6
COVENANTS OF THE SELLERS

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ARTICLE 7
COVENANTS OF THE PURCHASERS

ARTICLE 8
CONDITIONS PRECEDENT TO OBLIGATIONS OF THE SELLERS

ARTICLE 9
CONDITIONS PRECEDENT TO OBLIGATIONS OF THE PURCHASERS

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ARTICLE 10
TERMINATION

10.1.... Termination........................................................................................................................ 40

10.2.... Termination Consequences................................................................................................. 41

ARTICLE 11
POST-CLOSING MATTERS

ARTICLE 12
SURVIVAL AND INDEMNIFICATION

ARTICLE 13
TAX AND COST REPORT MATTERS

13.1.... Tax Matters; Allocation of Purchase Price........................................................................... 54

13.2.... Cost Report Matters.......................................................................................................... 54

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ARTICLE 14
MISCELLANEOUS PROVISIONS

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LIST OF SCHEDULES

            Those Schedules provided in the Disclosure Schedules; and:

SCHEDULE	DESCRIPTION
A-1	Retail Pharmacy Operations
A-2	River Forest Facilities
A-3	MOBs
A-4	Related Real Property
A-5	Related Businesses
1.1(a)	Owned Real Property
1.1(b)	Leased Real Property
1.1(c)	Personal Property
1.1(d)	Licenses
1.1(e)	Leases
1.1(f)	Assumed Contracts
1.1(f)(i)	Multi-Facility Contracts
1.1(f)(ii)	Other Excluded Contracts
1.1(g)	Prepaids
1.1(i)	Equity Interests
1.1(n)	Names
1.1(p)	Practice Support Agreements
1.1(q)	Nurse Education Loans
1.1(s)	Telephone Numbers
1.1(t)	Computer Hardware
1.2(e)	Excluded Proprietary Assets
1.2(j)	Affiliate Contracts
1.2(m)	Catholic Artifacts
1.2(p)	Assets and Membership Interests
1.2(t)	Accounts and Deposits
1.2(y)	Other Excluded Assets
1.3(e)	Tuition Reimbursement
1.3(i)	Other Assumed Liabilities
1.7(a)	Charity Care and Medicaid Service Levels
1.7(d)	Graduate Medical Education
2.1(b)	Value of Other Current Assets
2.1(c)	Interim Combined Balance Sheet
2.2	Inventory
4.5	Consents
4.6(a)	Compliance with Laws
4.6(b)	Environmental Matters
4.8(b)	HFAP Accreditation Periods
4.8(c)	Threatened Medicare or Medicaid Investigations
4.8(d)	Audit Periods
4.9	Seller Brokers and Finders

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4.11	Legal Proceedings
4.12	Seller Plans
4.13(b)	Labor Unions
4.13(c)	Employee Matters
4.14	Insurance
5.5	Purchaser Brokers and Finders
5.7	Purchaser Legal Proceedings
7.3	Retained Employees
7.3(a)	Severance
9.7	Assumed Contract Consents
9.8	Title Insurance Policy
11.1(c)	Safety Net Payments
13.1(b)	Allocation of Purchase Price
14.12	Email Duplication Process

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ASSET PURCHASE AGREEMENT

This Asset Purchase Agreement (this “Agreement”) is made and entered into as of the 17th day of March, 2010 (the “Execution Date”) by and among West Suburban Medical Center, an Illinois not-for-profit corporation (“West Suburban Corporation”), Westlake Community Hospital, an Illinois not-for-profit corporation (“Westlake Corporation”), Resurrection Services, an Illinois not-for-profit corporation (“Resurrection Services”) and Resurrection Ambulatory Services, an Illinois not-for-profit corporation (“RAS”) (West Sub, Westlake, Resurrection Services and RAS are collectively referred to herein as the “Sellers”), on the one hand, and VHS Westlake Hospital, Inc.,a Delaware corporation (“VHS Westlake”) and VHS West Suburban Medical Center, Inc., a Delaware corporation (“VHS West Sub”) (VHS Westlake and VHS West Sub are collectively referred to herein as the “Purchasers”), on the other hand.  The Sellers and the Purchasers shall each individually be a “Party” and all collectively the “Parties.”

R E C I T A L S:

            A.        The Sellers: (i) engage in the business of delivering health care services to the public in connection with the acute care hospitals known as West Suburban Medical Center and Westlake Hospital, including the retail pharmacy operations identified on Schedule A-1 (the “Hospitals”); (ii) engage in the business of delivering health care services to the public in connection with the diagnostic and ambulatory care facilities located on an integrated campus in River Forest, Illinois including the cardiac diagnostics, breast center and advanced imaging center services identified on Schedule A-2 (the “River Forest Facilities”); (iii) own and operate certain medical office buildings incident to the operation of the Hospitals or River Forest Facilities as specifically identified on Schedule A-3 (the “MOBs”); (iv) own certain residential and other real property in areas adjacent to or near the Hospitals or the River Forest Facilities identified on Schedule A-4 (the “Related Real Property”); and (v) own and/or operate physician practices and other healthcare businesses or interests in health care related joint ventures incident to the operation of the Hospitals or the River Forest Facilities as specifically identified on Schedule A-5 (the “Related Businesses”) (the Hospitals, the River Forest Facilities, the MOBs, the Related Real Property and the Related Businesses are referred to in this Agreement collectively as the “Facilities”).

            B.         The Purchasers are in the business of owning and operating hospitals and related businesses and desire to purchase from the Sellers, and the Sellers desire to sell to the Purchasers, substantially all of the Acquired Assets (as defined below) used in the operation of the Facilities, for the consideration and upon the terms and conditions contained in this Agreement.

            C.        The Purchasers are committed to serving the health needs of the residents of Cook County, Illinois, and the communities served by the Facilities, and in furtherance thereof, the Parties have determined that the needs of such communities will be promoted by the Purchasers’ acquisition of the Facilities on the terms set forth herein.

            NOW, THEREFORE, in consideration of the foregoing premises (which are hereby made a part of this Agreement) and the mutual promises and covenants contained in this

Agreement, the receipt and sufficiency of which are hereby acknowledged, and for their mutual reliance, the Parties agree as follows:

ARTICLE 1

TRANSACTION TERMS

            1.1       Transfer of the Sellers Assets.  On the Closing Date, except as set forth in Section 1.2, the Sellers shall assign, transfer, convey and deliver to the Purchasers, and the Purchasers shall acquire, effective at the Effective Date, all of Westlake’s and West Sub’s right, title and interest in and to all of the assets owned or used by them in connection with operation of the Hospitals and all right, title and interest of Resurrection Services or RAS in those assets used exclusively or primarily by them in connection with the operation of the Facilities, including, without limitation, the following assets and properties (collectively, the “Acquired Assets”):

                        (a)        all of the real property that is owned by the Sellers and associated or used with respect to the operation of the Facilities, including, without limitation, the real property that is described in Schedule 1.1(a) (such description to include a PIN number and street address), together with all buildings, improvements and fixtures located thereupon and all construction in progress, rights, privileges and appurtenances thereto (collectively, the “Owned Real Property”);

                        (b)        all leasehold interests of the Sellers related to the operation of the Facilities described in Schedule 1.1(b), together with all buildings, improvements and fixtures located thereupon and all construction in progress, rights, privileges and appurtenances thereto (the “Leased Real Property”) (the Owned Real Property and the Leased Real Property are collectively referred to in this Agreement as the “Real Property”);

                        (c)        all of the tangible personal property owned by the Sellers with respect to the operation of the Facilities, including all medical and other equipment, furniture, fixtures, machinery, vehicles, office furnishings, and leasehold improvements (the “Personal Property”), including, without limitation, the Personal Property described in Schedule 1.1(c) and the computer hardware and related equipment described in Schedule 1.1(t);

                        (d)        all of the Sellers’ rights, to the extent assignable or transferable, to all licenses, provider numbers issued by governmental bodies, permits, approvals, certificates of need or exemption, franchises, accreditations and registrations and other governmental licenses, permits or approvals issued to the Sellers with respect to the ownership of the Acquired Assets and the operation of the Facilities (the “Licenses”), including, without limitation, the Licenses described in Schedule 1.1(d);

                        (e)        all of the Sellers’ interest, to the extent assignable or transferable, in and to all real property leases for which a Seller is the landlord (the “Seller Leases”) and the personal property leases (the “Personal Property Leases”) with respect to the operation of the Facilities (the Seller Leases and the Personal Property Leases are collectively referred to as the “Leases”) indicated on Schedule 1.1(e) as being assigned to and assumed by the Purchasers;

                        (f)         all of the Sellers’ interest, to the extent assignable or transferable, in and to all contracts and agreements (including, but not limited to, purchase orders) with respect to the ownership of the Acquired Assets and the operation of the Facilities indicated on Schedule 1.1(f) as being assigned to and assumed by the Purchasers (collectively, along with the Leases, the “Assumed Contracts”); provided, however, the term Assumed Contracts as used in this Agreement shall exclude, subject to Section 11.3: (i) any multi-facility contracts as to which the Facilities and one or more of the Sellers’ or the Sellers’ affiliates’ other acute care hospitals (which are not the Facilities) participate (the “Multi-Facility Contracts”) except to the extent it is feasible to assign the portion of such contracts pertaining to the applicable Facilities, as more particularly described on Schedule 1.1(f)(i); or (ii) any contracts to which any of the Sellers are a party used in connection with the Acquired Assets and that are identified by Sellers as excluded as set forth on Schedule 1.1(f)(ii) (the “Other Excluded Contracts”) (the Multi-Facility Contracts and the Other Excluded Contracts collectively are referred to as the “Excluded Contracts”);

                        (g)        all of those advance payments, prepayments, prepaid expenses (exclusive of prepayments on insurance policies), deposits and the like which exist as of the Closing Date, subject to the prorations provided in Section 2.4 of this Agreement, which were made with respect to the operation of the Facilities (the “Prepaids”), the current categories and amounts of which are set forth on Schedule 1.1(g);

                        (h)        except as excluded by Section 1.2(j), all usable inventories of supplies, drugs, food, janitorial and office supplies and other disposables and consumables located at the Facilities, or used with respect to the operation of the Facilities (the “Inventory”);

                        (i)         all equity or membership interests held by the Sellers that are described on Schedule 1.1(i);

                        (j)         all documents, records, operating manuals, and files with respect to the operation of the Facilities, including, without limitation, all patient records, medical records, employee records related to the Hired Employees (except portions of such records protected by law or contract), financial and billing records with respect to the operation of the Facilities, equipment records, construction plans and specifications, and medical and administrative libraries, but exclusive of any documents and information contained in, or any software or systems to operate, the email system maintained by the Sellers other than emails that are more than twelve (12) months old as of the Effective Date, or contain privileged, competitively sensitive or proprietary information pertaining to the Resurrection Health Care System and not pertinent to the operations of the Facilities after the Closing Date (as set forth in Section 1.2(v));

                        (k)        to the extent assignable, all rights in all warranties of any manufacturer or vendor in connection with the Personal Property;

                        (l)         all goodwill of the businesses evidenced by the Acquired Assets;

                        (m)       all insurance proceeds (after application of Seller deductibles or co-insurance payments) arising in connection with property damage to the Acquired Assets occurring after the Execution Date and prior to the Effective Date, to the extent not expended on the repair or restoration of the Acquired Assets;

                        (n)        all of the Sellers’ rights in the names “West Suburban Medical Center”, “Westlake Hospital”, “Westlake Community Hospital” and such other names used exclusively with respect to the operation of the Facilities set forth on Schedule 1.1(n) and, with respect to such names, all abbreviations and variations thereof, and the descriptive content used to describe the Facilities on the website maintained by Resurrection Health Care Corporation, an Illinois not-for-profit corporation (“Resurrection”), for the system of entities comprising the Resurrection Health Care System;

                        (o)        any current assets of the Sellers with respect to the operation of the Facilities (which are not otherwise specifically described in this Section 1.1) which are included in Net Working Capital, as determined pursuant to Sections 2.1 and 2.3;

                        (p)        except as excluded by Section 1.2 and subject to Section 2.3, all (1) accounts, notes, interest and other receivables of the Sellers, including (A) accounts receivable for health care or other services provided to physicians or their family members and (B) all accounts, notes or other amounts receivable from physicians related to recruitment, income guaranty or similar practice support arrangements for which any of the Sellers has an outstanding potential obligation to loan or advance funds, pursuant to the agreements described at Schedule 1.1(p); and (2) all claims, rights, interests and proceeds related thereto, including all accounts and other receivables, arising from the rendering of services to inpatients and outpatients at the Facilities, billed and unbilled, recorded and unrecorded, for services provided by the Sellers while owners of the Acquired Assets or otherwise to the extent related to the Facilities whether payable by private pay patients, private insurance, third party payors, Medicare, Medicaid, TRICARE, Blue Cross, or by any other source (collectively, the “Accounts Receivable”), including any Accounts Receivable related to patient care services that have been written off as bad debt or are related to zero balance accounts;

                        (q)        the balance of any loans that are subject to repayment or forgiveness and that were made to Hired Employees who are nurses at either of the Hospitals in connection with tuition for the West Suburban College of Nursing, as set forth on Schedule 1.1(q) (the “Nurse Education Loans”);

                        (r)        all claims of Sellers (whether known or unknown, contingent or otherwise) against third parties (other than affiliates of Sellers) with respect to the service and/or maintenance of any tangible Acquired Assets arising after the Execution Date and prior to the Effective Date, other than those claims as to which Sellers have a right to money damages based on a prior expenditure of money with respect to any such tangible Acquired Assets;

                        (s)        telephone numbers used exclusively with respect to the operation of the Facilities set forth on Schedule 1.1(s); and

                        (t)         except as otherwise included in Schedule 1.1(c) or excluded in Section 1.2(e), computer hardware and data processing equipment of the Sellers or the affiliates of Sellers on site at the Facilities or otherwise listed on Schedule 1.1(t) and the licenses to the software listed on Schedule 1.1(t) solely with respect to the use of such software at the Facilities and to the extent the applicable vendors have consented to the assignment of such licenses;

provided, however, that the Acquired Assets shall not include the Excluded Assets as defined in Section 1.2 below.

            1.2       Excluded Assets.  Notwithstanding anything to the contrary in Section 1.1, the Sellers shall retain the following assets of the Sellers (collectively, the “Excluded Assets”):

                        (a)        cash, cash equivalents, and short-term and long-term investments;

                        (b)        all intercompany receivables of the Sellers with any of the Sellers’ affiliates, after any appropriate adjustments to identify assets relating to operation or ownership of the Facilities, which will be included in the calculation of Net Working Capital;

                        (c)        accounts, notes or other amounts receivable from physicians pursuant to a recruitment, income guaranty or similar practice support arrangement, for which none of the Sellers has any remaining potential obligation to loan or advance funds;

                        (d)        any current assets of the Sellers with respect to the operation of the Facilities which are not included in Net Working Capital, including any cost report settlements for periods prior to the Effective Date;

                        (e)        except as otherwise set forth in Section 1.1(t), computer software, programs and hardware or data processing equipment which is (i) proprietary to or owned or licensed by the Sellers and/or the Sellers’ affiliates, data processing system manuals and licensed software materials, as more particularly described in Schedule 1.2(e); or (ii) used in connection with the operation of one or more of the Sellers’ or the Sellers’ affiliates’ acute care hospitals other than the Facilities, including the software and systems necessary to operate the electronic ICU monitoring and the email system used by Sellers prior to the Effective Date;

                        (f)         all of the Sellers’ or any affiliate of the Sellers’ proprietary manuals, policy and procedure manuals, standard operating procedures and data and studies or analyses (but not including policy and procedure manuals and standard operating procedures that relate to or affect employee or patient care and safety (which the Purchasers are entitled to use following the Closing Date, provided that the Purchasers have cooperated with the Sellers in arranging for adequate actions to be taken to indicate that as used, such policies are deemed policies of the Purchasers and provided further that the Sellers do not make any representations or warranties with respect to the content of such policies);

                        (g)        any asset which would revert to the employer upon the termination of any Seller Plan, including assets representing a surplus or overfunding of any Seller Plan;

                        (h)        the Excluded Contracts;

                        (i)         except as otherwise set forth in Section 1.1(n), any and all names, tradenames, trademarks, symbols or world-wide web addresses associated with the Sellers or the Sellers’ affiliates, including, but not limited to, “Resurrection”, “Resurrection Health Care

Corporation”, “RES-Health”, “For All of You, All of Your Life”, the butterfly design and logo, “Res-Info”, “reshealth.org” and the content therein, and, with respect to any of the foregoing, all abbreviations and variations thereof, and trademarks, trade names, service marks, copyrights and any applications therefor, symbols and logos related thereto, together with any promotional material, stationery, supplies or other items of inventory to the extent bearing such names or symbols or abbreviations or variations thereof;

                        (j)         certain contracts between any of the Sellers and any affiliate of the Sellers with respect to the Acquired Assets, as set forth on Schedule 1.2(j);

                        (k)        the portions of Inventory, Prepaids and other Assets disposed of, expended or canceled, as the case may be, by the Sellers after the Execution Date and prior to the Effective Date in the ordinary course of business;

                        (l)         assets owned and provided by vendors of services or goods to the Facilities;

                        (m)       any Catholic artifacts and symbols in or at the Facilities and owned by any of Sellers or their affiliates on the Effective Date, including those set forth on Schedule 1.2(m) (and Sellers will be responsible for repairing damage to the premises caused by the removal of such artifacts), except as set forth on such Schedule 1.2(m);

                        (n)        all claims, rights, interests and proceeds with respect to state or local tax refunds (including but not limited to property tax) resulting from periods prior to the Effective Date, and the right to pursue appeals of same, which are not included in Net Working Capital;

                        (o)        all of the Sellers’ corporate record books and minute books;

                        (p)        any assets of, and any membership interests of Sellers in, (i) joint venture entities other than those referenced on Schedule A-5, and, in particular, excluding any interest in joint venture entities of the Alverno Clinical Laboratory joint venture and the Sellers’ interests in the limited liability company operating a sleep center at the River Forest campus (except to the extent any interest in such sleep center entity are subsequently made available for purchase by the Purchasers), and (ii) the West Suburban College of Nursing (except for the Real Property currently occupied by the West Suburban College of Nursing at the West Suburban campus), including, but not limited to those assets set forth on Schedule 1.2(p);

                        (q)        all rights in bequests, grants, donor-restricted gifts and other similar assets;

                        (r)        all unclaimed property of any third party which is subject to applicable escheat laws;

                        (s)        all claims, rights, interests and proceeds (whether received in cash or by credit to amounts otherwise due to a third party) with respect to amounts overpaid by the Sellers to any third party with respect to periods prior to the Effective Date (e.g. such overpaid amounts may be determined by billing audits undertaken by the Sellers or the Sellers’ consultants), which are not included in Net Working Capital;

                        (t)         all bank, custodial, escrow and investment accounts of the Sellers, and all deposits with governmental entities unrelated to any Assumed Obligations and described on Schedule 1.2(t);

                        (u)        all rights, claims and choses in action of the Sellers and their affiliates with respect to periods prior to the Effective Date, and any payments, awards or other proceeds resulting therefrom, in either case which are not included in Net Working Capital;

                        (v)        all writings and other items that are protected from discovery by the attorney-client privilege, the attorney work product doctrine or any other cognizable privilege or protection, or contain competitively sensitive or proprietary information pertaining to Resurrection Health Care System and not pertinent to the operations of the Facilities after the Closing Date;

                        (w)       any receipts relating to the Seller Cost Reports or Agency Settlements (whether resulting from an appeal by the Sellers or otherwise) which correspond to amounts which the Sellers previously paid to the applicable payor (or which the Sellers paid to the Purchasers as reimbursement for amounts which the Purchasers were required to pay the applicable payor) with respect to time periods prior to the Effective Date;

                        (x)        underpayments determined to be due from Medicare through the conduct of Medicare’s Recovery Audit Program and from the State of Illinois through program audits or reviews conducted by the Illinois Department of Health Care and Family Services, to the extent related to services provided in any period prior to the Effective Date; and

                        (y)        any assets of Resurrection or any of its affiliates other than the Sellers that are not specified as included among the Acquired Assets (and which assets are not integral to the operations of the Facilities or reflected on the books of the Sellers), and such other assets identified in Schedule 1.2(y).

            1.3       Assumed Obligations.  On the Closing Date, the Sellers shall assign, and the Purchasers shall assume and agree to discharge on and after the Effective Date, the following liabilities and obligations of the Sellers and only the following liabilities and obligations (collectively, the “Assumed Obligations”):

                        (a)        the Assumed Contracts, but only to the extent of the obligations arising thereunder with respect to events or periods arising on and after the Effective Date;

                        (b)        any and all obligations of the Sellers to the Hired Employees under the Worker Adjustment and Retraining Notification Act (and any state-equivalent statute) (collectively, “WARN”) with respect to the operation of the Facilities as a result of (i) the consummation of the transaction contemplated by this Agreement (provided that the Sellers have, with respect to the operation of the Facilities, complied with WARN prior to the Effective Date), (ii) the acts of the Purchasers or any affiliate(s) of the Purchasers on and after the Effective Date (taking into account, or otherwise including, any employee terminations prior to the Effective Date) or (iii) the Purchasers’ breach of its covenant with respect to the Hired Employees as set forth in Section 7.3;

                        (c)        the accrued paid time off for the Hired Employees, together with the associated employer tax liabilities, e.g. FICA and MHI and other employer withholdings as of the Closing Date (“Accrued Paid Time Off”) to the extent included in Net Working Capital;

                        (d)        the loan forgiveness obligations associated with the Nurse Education Loans;

                        (e)        the tuition reimbursement commitments to the Hired Employees in existence as of the Closing Date described on Schedule 1.3(e);

                        (f)         all unpaid real and personal property taxes, if any, not past due and attributable to the Acquired Assets prior to the Effective Date, subject to the prorations provided in Section 2.4;

                        (g)        all amounts not past due for all utilities being furnished to the Acquired Assets, subject to the prorations provided in Section 2.4;

                        (h)        all current liabilities of the Sellers with respect to the operation of the Facilities prior to the Effective Date to the extent included in Net Working Capital; and

                        (i)         any other obligations and liabilities identified in Schedule 1.3(k).

            1.4       Excluded Liabilities.  Notwithstanding anything to the contrary in Section 1.3, the Purchasers shall not assume or become responsible for any of the Sellers’ duties, obligations or liabilities that are not assumed by the Purchasers pursuant to the terms of this Agreement, the Bills of Sale or the Real Estate Assignments (the “Excluded Liabilities”), and the Sellers shall remain fully and solely responsible for all of the Sellers’ debts, liabilities, contract obligations, expenses, obligations and claims of any nature whatsoever related to the Acquired Assets or the Facilities unless assumed by the Purchasers under this Agreement, in the Bills of Sale or in the Real Estate Assignments.  The Excluded Liabilities shall include, without limitation:

                        (a)        any current liabilities of the Sellers with respect to the operation the Facilities prior to the Effective Date (i) which are not included in Net Working Capital, and (ii) which are not otherwise specifically included in the Assumed Obligations;

                        (b)        all liabilities of the Sellers arising out of or relating to any act, omission, event or occurrence connected with the use, ownership or operation of the Facilities or any of the Acquired Assets prior to the Effective Date, other than as specifically included in the Assumed Obligations;

                        (c)        all intercompany liabilities of the Sellers with any of the Sellers’ affiliates, other than those relating to medical or other direct services provided by Seller or any of Sellers’ affiliates on fair market terms or liabilities relating to operation or ownership of the Facilities (such as for Accrued Paid Time Off), but only to the extent included in Net Working Capital;

                        (d)        all liabilities of the Sellers in connection with proceedings, claims, causes of actions, including claims of professional malpractice, general liability, property damage and workers’ compensation, to the extent arising out of or relating to acts, omissions, events or occurrences prior to the Effective Date;

                        (e)        all liabilities of the Sellers relating to the Seller Cost Reports;

                        (f)         all liabilities of the Sellers for violations of any law, regulation or rule to the extent arising from acts or omissions prior to the Effective Date, including, without limitation, those pertaining to Medicare and Medicaid fraud or abuse;

                        (g)        all liabilities and obligations of Sellers in respect of periods prior to the Effective Date arising under the terms of the Medicare, Medicaid, Blue Cross, or other third party payor programs, and any liability of the Sellers arising pursuant to the Medicare, Medicaid, Blue Cross, or any other third party payor programs as a result of the consummation of any of the transactions contemplated under this Agreement;

                        (h)        overpayments determined to be due to Medicare through the conduct of the Medicare’s Recovery Audit Contractor program and to the State of Illinois through program audits or reviews conducted by the Illinois Department of Health Care and Family Services, to the extent related to any period prior to the Effective Date;

                        (i)         subject to Section 2.4, all federal, state, foreign or local tax liabilities or obligations of Sellers in respect of periods ending prior to the Effective Date, including, without limitation, any income tax, any franchise tax, any sales and/or use tax, and any FICA, FUTA, workers' compensation and any and all other taxes due and payable as a result of the exercise by the Hired Employees of such employees’ right to paid time off benefits accrued while in the employ of the Sellers;

                        (j)         other than as specifically included in the Assumed Obligations, all liability for any and all claims by or on behalf of the Sellers’ employees to the extent such liability relates to the period ending prior to the Effective Date, including, without limitation, liability relating to such time period for (i) any pension, profit sharing, deferred compensation or any other employee health and welfare benefit plans, (ii) any EEOC claim, wage and hour claim, unemployment compensation claim or workers’ compensation claim, and (iii) all employee wages and benefits, including, without limitation, accrued paid time off benefits and taxes or other liabilities related thereto in respect of the Sellers’ employees;

                        (k)        all liabilities and obligations to retired and former employees of the Facilities, including health and welfare benefits;

                        (l)         any and all obligations to the Hired Employees under WARN as a result of the acts of the Sellers or any affiliate(s) of the Sellers on and after the Effective Date;

                        (m)       all liabilities or obligations (without regard to when such liability or obligation is actually due and/or payable by the Sellers) arising out of any breach by the Sellers prior to the Effective Date of any Lease or Assumed Contract, but only with respect to the period from the date of the breach through the Closing Date;

                        (n)        all liabilities of the Sellers under the Excluded Contracts;

                        (o)        all liabilities of the Sellers to the Hired Employees with respect to any pension liabilities and other deferred compensation liabilities as of the Closing Date;

                        (p)        all liabilities of the Sellers under the Seller Plans, and all administrative costs associated with the Seller Plans;

                        (q)        liabilities or obligations arising from any and all indebtedness of Sellers for borrowed money, including all obligations pursuant to or related to any long-term debt instruments pertaining to the Sellers or any Facilities, including tax-exempt debt (the “Long-Term Debt”);

                        (r)        liabilities or obligations under the Hill-Burton Act or other restricted grant or loan programs with respect to restricted grants or loans made prior to the Effective Date;

                        (s)        all liabilities or obligations arising out of or relating to actions (or alleged actions) of Sellers or any affiliate of Sellers constituting the subject matter of Carol Niewinski, et al. v. Resurrection Health Care Corporation, Circuit Court of Cook County, Illinois, County Department, Chancery Division (case no. 04 CH 15187);

                        (t)         all liabilities of the Sellers for commissions or fees owed to any finder or broker in connection with the transactions contemplated hereunder; and

                        (u)        any other liability, obligation, governmental overpayment, claim against or contract of any Seller, any affiliate of any Seller or any of the Facilities of any kind or nature, whether or not accrued, whether fixed, contingent or otherwise, whether known or unknown, and whether or not recorded on the books and records of any Seller or any affiliate of any Seller, arising out of any event occurring prior to the Effective Date, unless such liability, obligation, claim or contract is expressly assumed by the Purchasers pursuant to the terms of this Agreement, the Bills of Sale or the Real Estate Assignments.

            1.5       Disclaimer of Warranties.  Except as expressly set forth in Article 4 hereof, the Acquired Assets consisting of Real Property, the Personal Property and the Inventory transferred to the Purchasers will be sold by the Sellers and purchased by the Purchasers in their physical condition at the Effective Date, “AS IS, WHERE IS AND WITH ALL FAULTS AND NONCOMPLIANCE WITH LAWS” WITH NO WARRANTY OF HABITABILITY OR FITNESS FOR HABITATION, with respect to the Real Property, land, buildings and improvements, and WITH NO WARRANTIES, INCLUDING, WITHOUT LIMITATION, THE WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE, with respect to the physical condition of the Personal Property and Inventory, any and all of which warranties (both express and implied) the Sellers hereby disclaim.  All of the foregoing real and personal property shall be further subject to normal wear and tear on the land, buildings, improvements and equipment and normal and customary use of the inventory and supplies in the ordinary course of business up to the Effective Date.

            1.6       Risk of Loss.   The risk of loss or damage to any of the Acquired Assets shall remain with the Sellers through the Closing Date and the Sellers shall maintain their insurance policies and programs covering the Acquired Assets through the Effective Date.

            1.7       Operational Pledges.   ThePurchasers are committed to continuing the services, outreach, education and advocacy efforts provided bythe Facilities in the culturally diverse communities they serve, and supporting the many programs and services currently offered by the Facilities to meet the needs of and improve access to health care in those communities, as of and after the Effective Date.  In furtherance of such operational goals, the Purchasers pledge the following:

                        (a)        to adhere to and comply with the charity and indigent care policies and practices in effect as of the Effective Date at the Purchasers’ or their affiliates’ other hospitals in Illinois, as such policies may be amended or supplemented from time to time to reflect changes in law or governmental policy such as implementation of universal healthcare; and for the first two (2) years after the Effective Date and notwithstanding anything to the contrary in the Purchasers’ policies that would preclude such, to assure that each Hospital provides not less than the amount of (a) need-based charity care discounts, and (b) service to Medicaid patients, as set forth on Schedule 1.7(a);

                        (b)        to ensure continuity of care in the community by allowing each Hospital’s medical staff members in good standing immediately prior to the Effective Date to maintain medical staff privileges at such Hospital, subject to the Hospital’s medical staff bylaws then in effect, as amended from time to time;

                        (c)        to continue to operate the Hospitals as general acute care hospitals and continue to operate the West Suburban facility under the West Suburban Medical Center name, for at least two (2) years after the Effective Date;

                        (d)        to maintain the graduate medical education currently sponsored by West Suburban (which will be transferred by the Sellers to the Purchasers subject to applicable approvals), as set forth on Schedule 1.7(d), through June 30, 2011, and cause Westlake Hospital to participate in the internal medicine residency program rotation sponsored by Resurrection Medical Center, at least through June 30, 2011 (and such program shall be maintained through such period by Resurrection Medical Center);

                        (e)        to comply, and cause the operations of the Facilities to comply, with the core principles of the Ethical and Religious Directives for Catholic Health Care Services as approved by the United States Conference of Catholic Bishops and promulgated by the Archbishop of Chicago and in effect from time to time, including operating the Acquired Assets in such matter as to recognize the inherent dignity of each human person and to exhibit respect for life, to prohibit abortions and euthanasia, and to maintain a chaplaincy program at the Facilities designed to meet the spiritual needs of the community served by the Facilities and the employees, patients and patient families of the Facilities, including assuring the availability of needed sacramental services required to be provided by priests through appropriate on-call and contractual arrangements, all in a manner consistent with the historical practices at the Hospitals; and

                        (f)         to establish governance structures for the Hospitals that ensures continued local input on community services provided by the Hospitals, including, through representation on the Hospitals’ advisory boards of at least one (1) community representative of each of Oak

Park and Melrose Park with input and recommendation of individuals (i) through March, 31, 2012, by West Suburban Sentinel Corporation for the Oak Park community representative; and (ii) otherwise from representative community organizations based in the communities served by the Hospitals.

Notwithstanding anything to the contrary, the provisions of this Section 1.7 shall not create any legal or other rights or interests in the Sellers, the Sellers’ affiliates or any third-party beneficiaries.

ARTICLE 2

CONSIDERATION

            2.1       Purchase Price.

                        (a)        Subject to the terms and conditions of this Agreement, the aggregate purchase price to be paid by the Purchasers to the Sellers for the purchase of the Acquired Assets shall be (i) Forty Million Dollars ($40,000,000) (the “Purchase Price”), plus or minus (ii) the amount by which Net Working Capital (as defined below) exceeds or is less than, as applicable, the Assumed Net Working Capital (as defined below) on the Closing Date, and minus (iii) the amount of the Sellers’ capital lease obligations with respect to the Facilities on the Closing Date, if any, that are assumed by the Purchasers pursuant to Section 1.3 of this Agreement (the sum of (i), (ii) and (iii) being referred to for purposes of this Agreement as the “Cash Purchase Price”).  The payment of the Cash Purchase Price at Closing shall be governed by Section 3.3(a).  The Purchase Price has been determined based upon Net Working Capital of Fifteen Million Dollars ($15,000,000) (the “Assumed Net Working Capital”).

                        (b)        For purposes of this Agreement, “Net Working Capital,” as of any date, means an amount equal to the difference between:

                                    (i)         the current assets of Sellers with respect to the operation of the
                                                Facilities, which for purposes of this calculation shall include only
                                                (A) the value of Accounts Receivable; (B) the value of the
                                                Prepaids usable by the Purchasers after the Effective Date
                                                (exclusive of prepayments for insurance); (C) the value of the
                                                Inventory usable by the Purchasers after the Effective Date; and
                                                (D) the value of those other categories of current assets usable by the Purchasers after the Effective Date, all of which are further described on Schedule 2.1(b), and

                                    (ii)        the following current liabilities of Sellers: (A) Accounts Payable, but only to the extent it is anticipated that the Purchasers will be required to fund the payment of such Accounts Payable after the
                                                Effective Date (for example, if a Seller has or will make
                                                arrangements for payment of certain portions of the Accounts
                                                Payable after the Closing, such portion of the Accounts Payable would not be included in the calculation of Net Working Capital);

                                                (B) Accrued Expenses; (C) Accrued Payroll, together with the associated employer liabilities for FICA and Medicare health insurance employer withholdings; (D) Accrued Paid Time Off; and
                                                (E) valid Other Current Liabilities, all of which are further described on Schedule 2.1(b).

All capitalized terms used in this subsection (b) shall mean such terms as used on the Interim Combined Balance Sheet and the Final Combined Balance Sheet, modified (to the extent necessary) to exclude any Excluded Assets or Excluded Liabilities.

                        (c)        At least three (3) calendar days but no more than ten (10) calendar days prior to the Closing Date, the Sellers shall prepare and deliver to the Purchasers an unaudited balance sheet with respect to the operation of the Facilities by the Sellers, on a combined basis, as of the most recent date (not more than two months prior to the Closing Date) for which sufficient financial information is available (the “Interim Combined Balance Sheet”).  The Interim Combined Balance Sheet shall include a calculation of Net Working Capital, and the amount of the Sellers’ capital lease obligations with respect to the Facilities on the Closing Date, if any, that are assumed by the Purchasers pursuant to Section 1.3 of this Agreement.  The Interim Combined Balance Sheet shall be attached hereto as Schedule 2.1(c).  The amounts set forth in the Interim Combined Balance Sheet shall be subject to adjustment as provided in Sections 2.2 and 2.3 below.

            2.2       Inventory.  As near in time as possible to the Closing Date and with the results extended and adjusted through the Closing Date, the Sellers shall cause an inventory of those departments of the Hospitals identified on Schedule 2.2 to be taken of the Inventory by employees or representatives of the Sellers.  The Sellers shall permit representatives or employees of the Purchasers to observe such inventory process.  Sellers shall conduct the inventory in a manner consistent with past practices for all relevant departments, having due regard for the appropriate level of materiality for the size of the Hospitals. The cost of conducting the inventory shall be borne by the Sellers.  All inventory items that are not obsolete and that are reasonably usable in the conduct of the Facilities after the Effective Date shall be valued in accordance with GAAP and the Sellers’ historical valuation practices consistently applied (except that Sellers have not historically counted inventory in the surgery department).  The Parties acknowledge that the inventory to be taken pursuant to this Section 2.2 will not be conducted until immediately prior to the Closing Date and, as such, the results of such inventory will not be available until some time after the Closing Date.  Accordingly, the Parties agree that for purposes of the Interim Combined Balance Sheet, Net Working Capital shall include the book value of the Inventory with respect to the operation of the Hospitals as reflected by the latest available unaudited balance sheet of the Sellers.  For purposes of the Final Combined Balance Sheet, the portion of Net Working Capital attributable to the Inventory shall be the value of the Inventory as determined pursuant to this Section 2.2.

            2.3       Post-Closing Adjustment to Purchase Price.

                        (a)        Within one hundred twenty (120) calendar days after the Closing Date, the Sellers shall prepare and deliver to the Purchasers the final unaudited balance sheet of the Facilities, as developed to reflect the Acquired Assets and Assumed Obligations on the books of each of the Sellers on a combined basis, as of the Closing Date (the “Final Combined Balance Sheet”), which shall include a calculation of Net Working Capital as of the Closing Date, and the amount of the Sellers’ capital lease obligations with respect to the Facilities on the Closing Date, if any, that are assumed by the Purchasers pursuant to Section 1.3 of this Agreement.  The Purchasers, in connection with its review of the Final Combined Balance Sheet, shall be permitted to review work papers of the Sellers and their affiliates and accountants with respect to the preparation of the Final Combined Balance Sheet and the books and records of the Sellers reasonably related thereto.  The Interim Combined Balance Sheet and the Final Combined Balance Sheet shall be prepared in a manner consistent with Sellers’ reasonable past practices and that are consistent with GAAP, subject to the provisions of Section 4.10(b).  If the Purchasers dispute any entry on the Final Combined Balance Sheet that affects the calculation of Net Working Capital or the capital lease obligations assumed by the Purchasers, the Purchasers shall notify the Sellers in writing (which writing shall contain the Purchasers’ determination of the amount of the disputed entry) within thirty (30) days after the Purchasers’ receipt of the Final Combined Balance Sheet from the Sellers.  If the Purchasers and the Sellers cannot resolve such dispute within thirty (30) business days after the Purchasers notify the Sellers in writing of such dispute, then a mutually agreed-upon national, independent certified public accounting firm (the “Independent Auditor”), shall review the matter in dispute and, solely as to disputes relating to accounting issues and acting as an expert and not as an arbitrator, shall promptly decide the proper amounts of such disputed entries (which decision shall also include a final recalculation of the Cash Purchase Price) provided that no change shall be made based on use of a methodology that is different from the methodology used to prepare the Final Combined Balance Sheet, as long as such methodology used was reasonable and consistent with the Sellers’ past practices and GAAP.  In the event that all or a portion of the dispute at issue involves a legal issue or an interpretation of this Agreement, such legal or interpretative dispute shall first be subject to adjudication by a court or similar tribunal, or by an independent attorney expert in the matter at issue and agreed to by the Purchasers and the Sellers (with the costs thereof to be shared equally by the Parties), with any necessary review by the Independent Auditor under this Section 2.3 occurring following the resolution of such legal dispute.  Such decision of the Independent Auditor shall be conclusive and binding as between the Purchasers and the Sellers, and the costs of such review shall be borne by the Sellers, on the one hand, and the Purchasers, on the other hand, in proportion to the relevant amount each Party’s determination has been modified.

                        (b)        Within sixty (60) days after the Purchasers’ receipt of the Final Combined Balance Sheet from the Sellers or, if disputed by the Purchasers, within five (5) business days after the earlier of (a) the date the Purchasers and the Sellers finally resolve such dispute and recalculate the Cash Purchase Price accordingly, or (b) the date of receipt of a final decision of the Independent Auditor (the “Post-Closing Adjustment Date”), either (i) the Sellers shall pay the Purchasers in cash or in other immediately available funds the amount of any decrease in the Cash Purchase Price, or (ii) the Purchasers shall pay the Sellers in cash or in other immediately available funds the amount of any increase in the Cash Purchase Price (as applicable, the “Post-Closing Adjustment Date Payment Amount”). If not paid when due, the Post-Closing Adjustment Date Payment Amount paid by the Sellers to the Purchasers, or by the Purchasers to the Sellers, as the case may be, shall be increased by interest at a per annum rate equal to the prime rate reported by the Wall Street Journal under “Money Rates” (the “Prime Rate”) on the Post-Closing Adjustment Date plus two percent (2%) (or the maximum rate allowed by law, whichever is less) accruing on the Post-Closing Adjustment Date Payment Amount from the Post-Closing Adjustment Date until the date the Post-Closing Adjustment Date Payment Amount is paid to Sellers or the Purchasers, as the case may be.

            2.4       Prorations and Utilities.  To the extent not otherwise prorated pursuant to this Agreement, or as reflected in Net Working Capital on the Interim Combined Balance Sheet or the Final Combined Balance Sheet, the Purchasers and the Sellers shall prorate (as of the Effective Date), if applicable, Lease payments (or receipts, as applicable), real estate taxes, assessments and other similar charges against the Real Property, plus all other income and expenses which are normally prorated upon the sale of assets of a going concern.  As to power and utility charges, final readings as of the Closing Date shall be ordered from the utility companies; the cost of obtaining such final readings, if any, to be paid for equally by Sellers, on the one hand, and by the Purchasers, on the other hand.

ARTICLE 3

CLOSING

            3.1       Closing Date.  The consummation of the transactions contemplated by this Agreement (the “Closing”) shall take place at 9:00 a.m. on June 30, 2010, at the offices of McDermott Will & Emery LLP, 227 W. Monroe Street, Chicago, Illinois 60606, or such other date, time and place as the Parties shall mutually agree (“Closing Date”); provided that all conditions precedent and other matters required to be satisfied or completed as of the Closing Date have been or will be so satisfied or completed on such date.  The Closing with respect to the Facilities shall be deemed to have occurred and to be effective as between the Parties as of 12:01 a.m. (determined by reference to the local time zone in which the Facilities are located) on the next day after the Closing Date (the “Effective Date”).

            3.2       Items to be Delivered by the Sellers at Closing.

                        At or before the Closing, the Sellers shall deliver to the Purchasers the following, duly executed by the Sellers where appropriate:

                        (a)        General Assignment, Bill of Sale and Assumption of Liabilities in a form agreed upon by the Parties prior to Closing (the “Bills of Sale”) and executed motor vehicle titles for all motor vehicles included in the Acquired Assets;

                        (b)        Assignment and Assumption of the Leased Real Property in a form agreed upon by the Parties prior to Closing with respect to each Leased Real Property (the “Real Estate Assignments”);

                        (c)        Special Warranty Deed(s) in a form agreed upon by the Parties prior to Closing;

                        (d)        A Non-Competition and Non-Solicitation Agreement in a form mutually acceptable to the Parties addressing the protectable interests of the Purchasers related to the Acquired Assets in appropriate scope and duration, as more generally described in a form agreed upon by the Parties prior to Closing (the “Non-Competition Agreement”);

                        (e)        favorable original certificates of existence (good standing), or comparable status, of the Sellers, issued by the Illinois Secretary of State, dated no earlier than a date which is seven (7) calendar days prior to the Closing Date;

                        (f)         a certificate of the President or any Vice President of the Sellers certifying to the Purchasers (a) the accuracy in all material respects of the representations and warranties set forth in Article 4, and compliance with the Sellers’ covenants set forth in this Agreement and (b) that all of the conditions contained in Article 8 have been satisfied except those, if any, waived in writing by the Sellers;

                        (g)        a certificate of the corporate Secretary of the Sellers certifying to the Purchasers (a) the incumbency of the officers of the Sellers on the Execution Date and on the Closing Date and bearing the authentic signatures of all such officers who shall execute this Agreement and any additional documents contemplated by this Agreement and (b) the due adoption and text of the resolutions of the trustees and member(s) of the Sellers authorizing (i) the transfer of the Acquired Assets and Assumed Obligations by the Sellers to the Purchasers and (ii) the execution, delivery and performance of this Agreement and all ancillary documents and instruments by the Sellers, and that such resolutions have not been amended or rescinded and remain in full force and effect on the Closing Date;

                        (h)        as agreed by the Parties, one or more administrative and clinical transition service agreements, in a form agreed upon by the Parties prior to Closing (the “Transition Service Agreements”);

                        (i)         the Lease Agreement for the West Suburban College of Nursing, which shall be at a mutually agreed upon fair market value rental amount and in a form agreed upon by the Parties prior to Closing (the “WSCN Lease”);

                        (j)         Limited Power of Attorney for use of DEA and Other Registration Numbers, and DEA Order Forms, in a form agreed upon by the Parties prior to Closing (the “Power of Attorney”);

                        (k)        copies of all third party consents obtained by the Sellers in connection with the assignment of the Assumed Contracts to the Purchasers; and

                        (l)         such other instruments, certificates, consents or other documents which are reasonably necessary to carry out the transactions contemplated by this Agreement and to comply with the terms hereof.

            3.3       Items to be Delivered by the Purchasers at Closing.

            At or before the Closing, the Purchasers shall execute and deliver or cause to be delivered to the Sellers the following, duly executed by the Purchasers where appropriate:

                        (a)        payment of the Cash Purchase Price based upon the Interim Combined Balance Sheet (subject to adjustment as described in Section 2.3), as adjusted to reflect the prorations provided in Section 2.4.  Such amounts shall be payable by wire transfer of immediately available funds to the Sellers to the account(s) specified by the Sellers to the Purchasers in writing;

                        (b)        for each Purchaser, a certificate of the President or any Vice President  certifying to the Sellers (a) the accuracy in all material respects of the representations and warranties set forth in Article 5, and compliance with the Purchasers’ covenants set forth in this Agreement, (b) that the Purchasers have obtained all material licenses, permits, certificates of need and authorizations from governmental agencies or governmental bodies that are necessary or required for completion of the transactions contemplated by this Agreement and (c) that all of the conditions contained in Article 7 have been satisfied except those, if any, waived in writing by the Purchasers;

                        (c)        for each Purchaser, a certificate of the corporate Secretary certifying to the Sellers (a) the incumbency of its officers on the Execution Date and on the Closing Date and bearing the authentic signatures of all such officers who shall execute this Agreement and any additional documents contemplated by this Agreement and (b) the due adoption and text of the resolutions of its Board of Directors authorizing the execution, delivery and performance of this Agreement and all ancillary documents and instruments by the Purchasers, and that such resolutions have not been amended or rescinded and remain in full force and effect on the Closing Date;

                        (d)        favorable original certificates of good standing, or comparable status, of the Purchasers, issued by the Delaware Secretary of State, dated no earlier than a date which is seven (7) calendar days prior to the Closing Date;

                        (e)        the Bills of Sale;

                        (f)         the Real Estate Assignments;

                        (g)        the Transition Service Agreements (along with the payment to the Sellers by wire transfer of immediately available funds of any amounts which must be made by the Purchasers to the Sellers or any affiliate of the Sellers concurrent with the execution thereof);

                        (h)        the Non-Competition Agreement;

                        (i)         the WSCN Lease;

                        (j)         the Power of Attorney; and

                        (k)        such other instruments, certificates, consents or other documents which are reasonably necessary to carry out the transactions contemplated by this Agreement and to comply with the terms hereof.

ARTICLE 4

REPRESENTATIONS AND WARRANTIES OF THE SELLERS

            As an inducement to the Purchasers to enter into this Agreement and to consummate the transactions contemplated by this Agreement, the Sellers hereby jointly and severally represent, warrant and covenant to the Purchasers as to the following matters, except as disclosed in the disclosure schedules as of the Execution Date, which schedules may be supplemented, updated and amended through the Closing Date pursuant to Sections 6.13 and 14.5 of this Agreement (the “Disclosure Schedules”) hereby delivered by the Sellers to the Purchasers.  Except as otherwise provided herein, the Sellers shall be deemed to remake all of the following representations, warranties and covenants as of the Closing Date:

            4.1       Authorization.  Subject to the terms of Section 8.9, each of the Sellers has full corporate power and authority to enter into this Agreement and full power and authority to carry out the transactions contemplated hereby.

            4.2       Binding Agreement.  Subject to the terms of Section 8.9, (a) all corporate and other actions required to be taken by the Sellers to authorize the execution, delivery and performance of this Agreement, all documents executed by the Sellers which are necessary to give effect to this Agreement, and all transactions contemplated hereby, have been duly and properly taken or obtained by each of the Sellers, (b) no other corporate or other action on the part of the Sellers is necessary to authorize the execution, delivery and performance of this Agreement, all documents necessary to give effect to this Agreement and all transactions contemplated hereby and (c) this Agreement has been duly and validly executed and delivered by each of the Sellers and, assuming due and valid execution by the Purchasers, this Agreement constitutes a valid and binding obligation of each of the Sellers enforceable in accordance with its terms subject to (i) applicable bankruptcy, reorganization, insolvency, moratorium and other laws affecting creditors’ rights generally from time to time in effect and (ii) limitations on the enforcement of equitable remedies.

            4.3       Organization and Good Standing; No Violation.

                        (a)        Each of the Sellers is a nonprofit corporation duly organized, validly existing and in good standing under the laws of Illinois.  Each of the Sellers has full power and authority to own, operate and lease its properties and to carry on its businesses as now conducted.

                        (b)        Neither the execution and delivery by the Sellers of this Agreement nor the consummation of the transactions contemplated hereby by the Sellers nor compliance with any of the material provisions hereof by the Sellers, will violate, conflict with or result in a breach of any material provision of any the Sellers’ articles of incorporation or bylaws, respectively.

            4.4       Material Contracts.

                        (a)        With the exception of the Excluded Contracts, Schedule 1.1(f) includes a list of those contracts and agreements with respect to the ownership of the Acquired Assets and the operation of the Facilities which:

                                    (i)         (A) require the payment by the Sellers during the remaining term of such instrument in excess of Twenty-Five Thousand Dollars ($25,000) on an annualized basis, and (B) either (1) have remaining terms of more than 12 months or (2)
            cannot be terminated by the applicable Seller (prior to Closing) or Purchaser (after
            Closing) at any time without cause and without obligation to pay a termination fee or penalty upon notice of ninety (90) calendar days or less;

                                    (ii)        are with any of the Facilities’ referral sources (as determined by applicable health care laws, rules and regulations), including, without limitation, any physicians on any Hospital’s medical staff;

                                    (iii)       relate to joint ventures (in the form of partnerships, limited liability companies or corporations) in which any Seller has any investment interest which is an
            Acquired Asset as set forth herein; or

                                    (iv)       contain a covenant not to compete or restrictive covenant which is binding upon any Seller with respect to any of the Acquired Assets.  Contracts described in this Section 4.4(a) are referred to herein as “Material Contracts”.

                        (b)        Each Material Contract is in full force and effect and is the valid and binding obligation of the Seller party to it and, to the knowledge of Sellers, of each other party thereto, except where a failure of the Material Contract to be in full force and effect is not material, individually or in the aggregate, to the operation of the Facilities.  The consummation of the transactions contemplated by this Agreement will not result in a breach of any term or provision of, or constitute (with or without notice or lapse of time or both) a default under, any Material Contract to which any Seller is a party, or which is binding on any Seller, or to which the Acquired Assets are subject. The consummation of the transactions contemplated by this Agreement will not give any other party to any such Material Contract a right to cancel or terminate the same, a right to modify or amend the terms thereof, or result in an acceleration of the maturity or performance of any obligation under any such contract.  No such breach, default, cancellation, termination, modification or amendment or acceleration described in this Section 4.4 would prevent the Sellers from consummating the transactions contemplated by this Agreement, or would result in the creation of any lien or liability on the Acquired Assets.

            4.5       Required Consents.  Except as set forth in Schedule 4.5, none of the Sellers is a party to or bound by, nor are any of the Acquired Assets subject to, any mortgage, material lien, deed of trust, or any material order, judgment or decree which (a) requires the consent of another to the execution of this Agreement, or (b) requires the consent of another to consummate the transactions contemplated by this Agreement.

            4.6       Compliance With Laws and Contracts.

                        (a)        Except as set forth in Schedule 4.6(a), the Sellers, with respect to the operation of the Facilities, are in compliance with all applicable laws, statutes, ordinances, orders, rules, regulations, policies, guidelines, licenses, certificates, certificates of need, judgments or decrees of all judicial or governmental authorities (federal, state, local, foreign or otherwise), except where the failure to be in such compliance would not have a material adverse effect on the Acquired Assets or the business of the Facilities.  Except as set forth in Schedule 4.6(a), none of the Sellers, with respect to the operation of the Facilities, has been charged with or given notice of, and to the knowledge of the Sellers, none of the Sellers, with respect to the operation of the Facilities, is under investigation with respect to, any violation of, or any obligation to take remedial action under, any applicable (i) material law, statute, ordinance, rule, regulation, policy or guideline promulgated, (ii) material license, certificate or certificate of need issued, or (iii) order, judgment or decree entered, by any federal, state, local or foreign court or governmental authority relating to the Facilities or the business of the Facilities.  Notwithstanding the foregoing, no provision of this Section 4.6(a) shall be deemed a representation or warranty by the Sellers as to compliance with any Environmental Laws (as defined in Section 4.6(c) below).

                        (b)        Except as set forth in Schedule 4.6(b), the Sellers’ ownership and operation of the Facilities and the Acquired Assets are and have been in compliance with all Environmental Laws, except where the failure to be in such compliance would not have a material adverse effect on the Acquired Assets or the business of the Facilities.  Except as set forth in Schedule 4.6(b), each of the Sellers has obtained all licenses, permits and approvals necessary or required under all applicable Environmental Laws (the “Environmental Permits”) for the ownership and operation of the Facilities and the Acquired Assets.  Except as set forth in Schedule 4.6(b), all such Environmental Permits are in effect and, to the knowledge of the Sellers, no action to revoke or modify any of such Environmental Permits is pending.  Except as set forth in Schedule 4.6(b), there is not now pending or, to the knowledge of the Sellers, threatened, any claim, investigation or enforcement action by any governmental authority (whether judicial, executive or administrative) concerning the Sellers’ potential liability under Environmental Laws in connection with the ownership or operation of the Facilities or the Acquired Assets.  Except as set forth in Schedule 4.6(b), to the knowledge of the Sellers, there has not been a release or threatened release of any Hazardous Substance at, upon, in, under or from the Facilities or the Acquired Assets at any time. At no time during the Sellers’ ownership of the Real Property, and to the Sellers’ knowledge at no time during others’ ownership of the Real Property, have any Hazardous Substances been present on the Real Property except as may be utilized as a matter of course in Facility operations and in accordance with applicable Environmental Laws.

                        (c)        For the purposes of this Agreement, the term “Environmental Laws” shall mean all state, federal or local laws, ordinances, codes or regulations relating to Hazardous Substances or to the protection of the environment, including, without limitation, laws and regulations relating to the storage, treatment and disposal of medical and biological waste.  For purposes of this Agreement, the term “Hazardous Substances” shall mean (i) any hazardous or toxic waste, substance, or material defined as such in (or for the purposes of) any Environmental Laws, (ii) asbestos-containing material, (iii) medical and biological waste, (iv) polychlorinated biphenyls, (v) petroleum products, including gasoline, fuel oil, crude oil and other various constituents of such products, and (vi) any other chemicals, materials or substances, exposure to which is prohibited, limited or regulated by any Environmental Laws.

                        (d)        To the knowledge of the Sellers, each of the Sellers has performed all material obligations relating to the Acquired Assets and the business of the Facilities, and is not in breach or default, nor do any circumstances exist which with or without notice or lapse of time, or both, would result in breach or default, nor is there any claim of such breach or default with respect to any obligation to be performed, under any Material Contract, Material Lease, guaranty, indenture or loan agreement relating to the Acquired Assets or the business of the Facilities, which breach or default or its consequences might materially adversely affect the Acquired Assets or the business of the Facilities.

            4.7       Title; Sufficiency.

                        (a)        Each of the Sellers has good and marketable fee simple or leasehold title, as the case may be, to its Real Property.  Each of the Sellers has good and valid title to its Personal Property.

                        (b)        The Real Property and the Personal Property is held by the Sellers free and clear of all liens, pledges, claims, charges, security interests or other encumbrances, and is not, in the case of the Real Property, subject to any rights-of-way, building or use restrictions, exceptions, variances, reservations or limitations of any nature whatsoever except (i) encumbrances for Taxes not yet due and payable; (ii) liens for inchoate mechanics’ and materialmen’s liens for construction in progress and workmen’s, repairmen’s, warehousemen’s and carriers’ liens arising in the ordinary course of business; (iii) easements, restrictive covenants, rights of way and other similar restrictions of record that do not impair in any material respect the value of the assets or the continued conduct of the business in the manner currently used; (iv) zoning and similar legal restrictions that do not impair in any material respect the value of the asset or the continued conduct of the business in the manner currently used; (v) encumbrances, encroachments and other imperfections of title, licenses or encumbrances, if any, of record that do not impair in any material respect the value of the asset or the continued use of its assets in the manner currently used; (vi) encumbrances arising under original purchase price conditional sales contracts and equipment leases with third parties entered into in the ordinary course of business; and (v) in the case of Leased Real Property, all matters, whether or not of record, affecting the title of the lessor (and any underlying lessor) of the Leased Real Property that do not impair in any material respect the value of the asset or the continued conduct of the business in the manner currently used. The Sellers will convey title to the Real Property free and clear of all liens, pledges, claims, charges, security interests or other encumbrances, and is not, in the case of the Real Property, subject to any rights-of-way, building or use restrictions, exceptions, variances, reservations or limitations of any nature whatsoever except the Permitted Encumbrances. For purposes of this Agreement, “Permitted Encumbrances” means (i) encumbrances for Taxes not yet due and payable; (ii) easements, restrictive covenants, rights of way and other similar restrictions of record that do not impair in any material respect the value of the assets or the continued conduct of the business in the manner currently usedand that are described in the Title Policies; (iii) zoning and similar municipal restrictions that do not impair in any material respect the value of the asset or the continued conduct of the business in the manner currently used; and (iv) in the case of Leased Real Property, all matters, whether or not of record, affecting the title of the lessor (and any underlying lessor) of the Leased Real Property that do not impair in any material respect the value of the asset or the continued conduct of the business in the manner currently used.

                        (c)        The Inventory with respect to the Facilities is, and at the Closing Date will be, maintained and accounted for in such qualities and quantities as is consistent with GAAP and such Facilities’ historical practices.

                        (d)        The Acquired Assets and the Excluded Assets comprise substantially all of the property and assets used in the conduct of the businesses and operation of the Facilities.

                        (e)        In contemplation of the transactions described by this Agreement specifically or the sale of the Facilities generally, Sellers have made no material reductions to or delayed or deferred the timing of any budgeted routine maintenance and have not failed to make any capital expenditures with respect to the Acquired Assets or the business of the Facilities consistent with its current capital expenditure policies applicable to all of the Sellers and their affiliates.

            4.8       Certain Representations With Respect to the Facilities.

                        (a)        All licenses, permits, certificates of need or exemption and other approvals which are necessary to operate the business of the Facilities by the Sellers are valid and in full force and effect, except where the failure to have such licenses, permits and approvals would not have a material adverse effect on the Acquired Assets or the business of the Facilities.  Schedule 1.1(d) contains an accurate list of the material licenses, permits, certifications of need and other authorizations which are necessary to operate the businesses of the Facilities by the Sellers, true and complete copies of which have been delivered to the Purchasers.

                        (b)        The Hospitals are duly accredited by the Healthcare Facilities Accreditation Program (“HFAP”) for the periods set forth in Schedule 4.8(b). Sellers have delivered to the Purchasers true and complete copies of each Hospital’s most recent accreditation survey report and deficiency list, if any; the most recent Statement and Deficiencies and Plan of Correction on Form HCFA-2567, if any; the most recent state licensing report and list of deficiencies, if any; the most recent fire marshal’s survey and deficiency list, if any, and the corresponding plans of correction or other responses.

                        (c)        The Hospitals and (to the extent required) the other Facilities are certified for participation in the Medicare, Medicaid and TRICARE programs, have current and valid provider contracts with each of such programs, and are in compliance in all material respects with the conditions of participation in such programs.  Except as set forth in Schedule 4.8(c), none of the Sellers have received notices from the regulatory authorities which enforce the statutory or regulatory provisions in respect of any of the Medicare, Medicaid or TRICARE programs of any pending or threatened investigations with respect to the operation of the Facilities.  No Seller, with respect to the operation of any of the Facilities, has been excluded from the Medicare or Medicaid programs or any state health care program, and there is no pending or, to Sellers’ knowledge, threatened exclusion action against any Seller with respect to the operation of any of the Facilities.

                        (d)        Sellers have delivered to the Purchasers, with respect to the operation of each of the Facilities, true and exact copies of all cost reports which Sellers filed with Medicare, Medicaid and Blue Cross for the last two (2) years, as well as all material correspondence and other material documents relating to any disputes and/or settlements with Medicare, Medicaid or Blue Cross within the last two (2) years.  Notices of Program Reimbursement have been issued by the applicable fiscal intermediary with respect to the cost reports of the Facilities for Medicare and Medicaid (if required) through the periods set forth in Schedule 4.8(d) (the “Audit Periods”).  Each of such reports was timely filed.  None of the Sellers has received notice of any material dispute between the Facilities and the applicable governmental agency or private entity, or their intermediaries or representatives, regarding such cost reports for periods subsequent to the periods specified in Schedule 4.8(d) and to the knowledge of the Sellers, there are no pending or threatened claims by any of such programs against the Facilities with respect to the Audit Periods or any period thereafter.

                        (e)        With respect to the operation of the Facilities, none of the Sellers have any outstanding loan, grant or loan guarantee pursuant to the Hill-Burton Act (42 USC Section 291a, et seq.) and the transaction contemplated hereby will not result in any obligation on the part of the Purchasers or any Hospital to repay any such loans, grants, or loan guarantee or provide uncompensated care in consideration thereof.

            4.9       Brokers and Finders.  Except as described on Schedule 4.9, neither of the Sellers nor any affiliate thereof, nor any officer or director thereof, has engaged any finder or broker in connection with the transactions contemplated hereunder. The Sellers shall be solely responsible for compensating any finder or broker listed on Schedule 4.9.

            4.10     Financial Statements.

                        (a)        The following have been or will be prepared from the books and records of the Sellers: (i) unaudited financial statements (consisting of balance sheets, income statements and cash flow statements) of the Hospital Sellers with respect to the operation of the Hospitals as of June 30, 2009 and June 30, 2008, and for the years ended June 30, 2009 and June 30, 2008 (the “2008 & 2009 Hospital Financials”); (ii) unaudited financial statements of the Hospital Sellers with respect to the operation of the Hospitals from July 1, 2009 through December 31, 2009 (the “Hospital Interim Period 2010 Financials”); (iii) unaudited financial statements of the Sellers with respect to the operation of the Facilities other than the Hospitals as of June 30, 2009 (the “2009 Non-Hospital Financials”); (iv) unaudited financial statements of the Sellers with respect to the operation of the Facilities other than the Hospitals as of December 31, 2009 (the (“Non-Hospital Interim Financials”); (v) the Interim Combined Balance sheet; and (vi) the Final Combined Balance Sheet (the 2008 & 2009 Hospital Financials, the Hospital Interim Period 2010 Financials, the 2009 Non-Hospital Financials, the Non-Hospital Interim Financials, the Interim Combined Balance Sheet and the Final Combined Balance Sheet are collectively referred to herein as the “Financial Statements”).  Copies of the 2008 & 2009 Hospital Financials, the Hospital Interim Period 2010 Financials, the 2009 Non-Hospital Financials and

the Non-Hospital Interim Financials have been provided to Purchasers prior to the Execution Date.

                        (b)        The Financial Statements fairly present, or will fairly present when prepared, the financial position and results of operations, as applicable, of the Sellers with respect to the operation of the Facilities as of and for the periods then ended, and with respect to the financial statements for the Hospitals in conformity with GAAP consistently applied during such periods, subject to the following sentence.  It is understood and agreed by the Parties that because the Acquired Assets from the non-Hospital Sellers constitute less than substantially all the assets of such Sellers, certain elements of GAAP are unable to be satisfied with respect to the financial information for such assets and associated obligations of the non-Hospital Sellers, but the failure of such elements to satisfy GAAP does not result in a materially misstated financial position of any affected Facility.

                        (c)        Except for liabilities disclosed in the Financial Statements, liabilities incurred in the ordinary course of business since the date of the latest available Hospital Interim Period 2010 Financials or Non-Hospital Interim Financials consistent with past practice or liabilities disclosed in this Agreement, Sellers have no material liabilities or obligations (including without limitation securitization transactions and off-balance sheet arrangements) of any nature with respect to the operation of the Facilities.

            4.11     Legal Proceedings.  Except as set forth in Schedule 4.11, there are no claims, proceedings or investigations pending or, to the best knowledge of the Sellers, threatened relating to or affecting the Sellers with respect to the operation of the Facilities or any of the Acquired Assets before any court or governmental body (whether judicial, executive or administrative).  The Sellers, with respect to the operation of the Facilities, are not subject to any judgment, order, decree or other governmental restriction specifically (as distinct from generically) applicable to them or their assets, including the Acquired Assets, which would have a material adverse effect on the Acquired Assets or the business condition (financial or otherwise) of the Facilities. There is no claim, proceeding or investigation pending or, to the best knowledge of Sellers, threatened, relating to or affecting any Seller with respect to the operation of any Facility before any court or governmental body (whether judicial, executive or administrative) which: (a) materially adversely affects or seeks to prohibit, restrain or enjoin the execution and delivery of this Agreement; (b) materially adversely affects or questions the validity or enforceability of this Agreement; (c) questions the power or authority of any Seller to carry out the transactions contemplated by, or to perform its obligations under, this Agreement; or (d) would result in any change which would materially adversely affect the ability of any Seller to perform any of its obligations hereunder.

            4.12     Employee Benefits.  Schedule 4.12 contains a list of (i) each pension, profit sharing, bonus, deferred compensation, or other retirement plan or arrangement of the Sellers with respect to the operation of the Facilities, whether oral or written, (ii) each medical, health, disability, insurance or other plan or arrangement of the Sellers with respect to the operation of the Facilities, whether oral or written and (iii) each other employee benefit or perquisite provided by the Sellers with respect to the operation of the Facilities, in which any employee of the Sellers participates in his capacity as such (each, a “Seller Plan” and collectively, the “Seller Plans”).

All required reports and descriptions have been filed or distributed appropriately with respect to each Seller Plan.

            4.13     Employees and Labor.

                        (a)        The Sellers have, as of the Execution Date, and shall have, as of the Closing Date,  delivered to the Purchasers a complete list (as of the date set forth therein) of names, positions and current annual salaries or wage rates, bonus and other compensation and/or benefit arrangements, the paid time off pay, and period of service credited for vesting as of the date thereof of all full-time and part-time employees of Sellers and their affiliates with respect to the operation of the Facilities and indicating whether such employee is a part-time or full-time employee, the site of such employee’s primary workplace and employer.

                        (b)        Except as set forth in Schedule 4.13(b), there are no (a) labor union or collective bargaining agreements in effect with respect to the employees of the Sellers with respect to the operation of the Facilities; (b) labor practice complaints against the Sellers pending, or to the best knowledge of the Sellers threatened, before the National Labor Relations Board; and (c)  labor strikes, arbitrations, disputes, slowdowns or stoppages, and no union organizing campaigns, pending, or to the best knowledge of the Sellers threatened, that would materially affect the operation of the Facilities.

                        (c)        Except as set forth in Schedule 4.13(c), there are no outstanding EEOC complaints or Department of Labor investigations of any of the Facilities, and there are no outstanding employment or benefit-related lawsuits or claims.

                        (d)        Sellers have in place employment programs and policies providing for background screens, competence assessments, orientation, health screenings and drug screens of employees and applicants for employment in compliance with all accreditation, licensing and legal requirements, and have complied with such programs, policies and laws with respect to the employees of the Hospitals.

            4.14     Insurance.  The Sellers maintain, and have maintained, without interruption, at all times during the Sellers’ ownership of the Facilities, self-insurance or policies or binders of insurance covering such risks and events, including personal injury, property damage, malpractice and general liability, to provide adequate and sufficient insurance coverage for all the Acquired Assets and operations of the Facilities.  Schedule 4.14 contains a list of all such insurance maintained by the Sellers with respect to the operation of the Facilities as of the Execution Date.

            4.15     Accounts Receivable.  The Financial Statements, with respect to the Sellers’ accounts receivable that constitute a part of the Acquired Assets, accurately reflect the amount due to the Sellers as of the date indicated on such applicable Financial Statements with reasonable reserves and allowances.  The Accounts Receivable, to the extent uncollected, are valid and existing and represent monies due for goods sold and delivered and services performed in bona fide commercial transactions, have been billed or are billable and are not subject to any right, claims or interest of any other person.  To the Sellers’ knowledge, there are no refunds, discounts or setoffs payable or assessable that have been determined as of the representation date with respect to the Accounts Receivable that are not reflected in the Financial Statements.  No Accounts Receivable have been sold by Sellers.

            4.16     Solvency.  Sellers, immediately after Closing and solely as a result of the transactions contemplated hereby, will not be rendered insolvent or otherwise rendered unable to pay their debts as they become due.  No Seller has any intention of filing in any court pursuant to any statute either of the United States or of any state a petition in bankruptcy or insolvency or for reorganization or for the appointment of a receiver or trustee of all or any portion of such Seller’s property.

            4.17     Taxes.   Sellers have duly filed all federal, state, foreign and local Tax Returns required to be filed by it (all of which are true and correct in all material respects) and has duly paid or made provision for the payment of all Taxes (including any interest or penalties) which are due and payable, whether or not in connection with such returns.  Each Seller, with respect to the operation of the Hospitals, has withheld proper and accurate amounts from its employees’ compensation, and made deposits of all such withholdings, in material compliance with all withholding and similar provisions of the Code and any and all other applicable laws.  There are no liens for Taxes upon the Acquired Assets, except for statutory liens for current Taxes not yet due and payable or which may hereafter be paid without penalty.  Sellers do not and will not have any liability for the Taxes of any Person (other than an affiliate of Seller under Internal Revenue Service regulation 1.1502-6 or any similar provision of state, local or foreign law), as a transferee or successor, by contract or otherwise.  No Person (other than the Sellers or any affiliate of Sellers) has limited (expressly or otherwise) Sellers’ or their affiliates’ ability to disclose the tax treatment or tax structure of, and such advisor’s tax strategies with respect to, the transactions contemplated by this Agreement.  For purposes of this Agreement, “Tax” or “Taxes” means any tax of any kind, including, without limitation, all income, unrelated business income, gross receipts, license, payroll, employment, excise, severance, occupation, privilege, premium, net worth, windfall profits, environmental (including taxes under section 59A of the Code), customs duties, capital stock, franchise, profits, withholding, social security, unemployment, disability, real property, personal property, recording, stamp, sales, use, service, service use, transfer, registration, escheat, unclaimed property, value added, alternative or add-on minimum, estimated or other tax, assessment, charge, levy or fee of any kind whatsoever, including payments or services in lieu of Taxes, interest or penalties on and additions to all of the foregoing, which are due or alleged to be due to any governmental authority, whether disputed or not, imposed by the United States or by any foreign country, or by any state, municipality, subdivision or instrumentality of the United States or of any foreign country, or by any other taxing authority.  For purposes of this Agreement, “Tax Return” means any return, report, information return or amendment or other document (including any related or supporting information) with respect to Taxes. Each Seller is a corporation exempt from federal and state income taxation, and has received a favorable letter of determination from the Internal Revenue Service regarding such Tax status.

            4.18     The Sellers Knowledge.  References in this Agreement to “the Sellers’ knowledge” or “knowledge of the Sellers” mean the actual knowledge of: (i) with respect to any matter pertaining to the Hospitals:  any of the Vice Presidents or the Chief Executive Officer of the applicable Hospital, (ii) with respect to any matter pertaining to any of the Non-Hospital Facilities, the senior-most officer, director or manager responsible for the operations of such non-Hospital Facility(ies), and (iii) the senior-most officer of Sellers or their affiliates responsible for the applicable subject matter, all without independent investigation.  No constructive or imputed knowledge shall be attributed to any such individual by virtue of any position held, relationship to any other Person or for any other reason.

ARTICLE 5

REPRESENTATIONS AND WARRANTIES OF THE PURCHASERS

            As an inducement to the Sellers to enter into this Agreement and to consummate the transactions contemplated by this Agreement, the Purchasers hereby jointly and severally represent, warrant and covenant to the Sellers as to the following matters as of the Execution Date and, except as otherwise provided herein, shall be deemed to remake all of the following representations, warranties and covenants as of the Closing Date:

            5.1       Authorization.  Each Purchaser has the full corporate power and authority to enter into this Agreement and has or by Closing will have full corporate power and authority to carry out the transactions contemplated hereby.

            5.2       Binding Agreement.  Except as contemplated by Section 9.13, all corporate and other actions required to be taken by the Purchasers to authorize the execution, delivery and performance of this Agreement, all documents executed by the Purchasers which are necessary to give effect to this Agreement, and all transactions contemplated hereby, have been duly and properly taken or obtained by each of the Purchasers.  Except as contemplated by Section 9.13, no other corporate or other action on the part of the Purchasers is necessary to authorize the execution, delivery and performance of this Agreement, all documents necessary to give effect to this Agreement and all transactions contemplated hereby.  Except as contemplated by Section 9.13, this Agreement has been duly and validly executed and delivered by the Purchasers and, assuming due and valid execution by the Sellers, this Agreement constitutes a valid and binding obligation of the Purchasers enforceable in accordance with its terms subject to (a) applicable bankruptcy, reorganization, insolvency, moratorium and other laws affecting creditors’ rights generally from time to time in effect and (b) limitations on the enforcement of equitable remedies.

            5.3       Organization and Good Standing.  Each of the Purchasers is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, and has full corporate power and authority to own, operate and lease its properties and to carry on its business as now conducted.

            5.4       No Violation.  Neither the execution and delivery by the Purchasers of this Agreement nor the consummation of the transactions contemplated hereby nor compliance with any of the material provisions hereof by the Purchasers will violate, conflict with or result in a breach of any material provision of the Articles of Incorporation, Bylaws or other organizational documents of the Purchasers.

            5.5       Brokers and Finders.  Except as described on Schedule 5.5, neither of the Purchasers nor any affiliate thereof nor any officer or director thereof has engaged any finder or broker in connection with the transactions contemplated hereunder.  The Purchasers shall be solely responsible for compensating any finder or broker listed on Schedule 5.5.

            5.6       Representations of the Sellers.  Each of the Purchasers acknowledges that it is purchasing the Acquired Assets on as “AS IS, WHERE IS” basis (as more particularly described in Section 1.5), and that it is not relying on any representation or warranty (expressed or implied, oral or otherwise) made on behalf of the Sellers other than as expressly set forth in this Agreement.

            5.7       Legal Proceedings.  Except as described on Schedule 5.7, there are no claims, proceedings or investigations pending or, to the best knowledge of the Purchasers, threatened relating to or affecting the Purchasers or any affiliate of the Purchasers before any court or governmental body (whether judicial, executive or administrative) in which an adverse determination would materially adversely affect the ability of the Purchasers to consummate the transactions contemplated hereby.  Neither of the Purchasers nor any affiliate of the Purchasers is subject to any judgment, order, decree or other governmental restriction specifically (as distinct from generically) applicable to the Purchasers or any affiliate of the Purchasers which materially adversely affects the ability of the Purchasers to consummate the transactions contemplated hereby.

            5.8       Ability to Perform.  The Purchasers have the ability to obtain funds in cash in amounts equal to the Cash Purchase Price by means of credit facilities or otherwise and will at the Closing have immediately available funds in cash, which are sufficient to pay the Cash Purchase Price and to pay any other amounts payable to the Sellers at Closing pursuant to this Agreement and to consummate the transactions contemplated by this Agreement.

            5.9       Solvency.  Neither of the Purchasers is insolvent and will not be rendered insolvent as a result of any of the transactions contemplated by this Agreement.  For purposes hereof, the term “solvency” means that:  (a) the fair salable value of the Purchasers’ tangible assets is in excess of the total amount of its liabilities (including for purposes of this definition all liabilities, whether or not reflected on a balance sheet prepared in accordance with generally accepted accounting principles, and whether direct or indirect, fixed or contingent, secured or unsecured, and disputed or undisputed); (b) the Purchasers are able to pay their debts or obligations in the ordinary course as they mature; and (c) the Purchasers have capital sufficient to carry on their businesses and all businesses which they are about to engage.

            5.10     The Purchasers Knowledge.  References in this Agreement to “the Purchasers’ knowledge” or “to the knowledge of the Purchasers” mean the actual knowledge of: (i) the Chief Executive Officer, Chief Financial Officer and Chief Operating Officer (or the equivalent positions) of each of the Purchasers, and (ii) the senior-most officers or employees of the Purchasers, or affiliates thereof, primarily responsible for the applicable subject matter, as referenced herein, all without independent investigation.  No constructive or imputed knowledge shall be attributed to any such individual by virtue of any position held, relationship to any other Person or for any other reason.

ARTICLE 6

COVENANTS OF THE SELLERS

            6.1       Access and Information; Inspections.  From the Execution Date through the Effective Date, the Sellers shall afford to the officers and agents of the Purchasers (which shall include accountants, attorneys, bankers and other consultants and agents of the Purchasers) full and complete access during normal business hours to and the right to inspect the plants, properties, books, accounts, records and all other relevant documents and information with respect to the Acquired Assets, liabilities and business of the Facilities.  From the Execution Date through the Effective Date, the Sellers shall furnish the Purchasers with such additional financial and operating data and other information in the Sellers’ possession as to businesses and properties of the Facilities as the Purchasers or their representatives may from time to time reasonably request, without regard to where such information may be located.  The Purchasers’ right of access and inspection shall be exercised in such a manner as not to interfere unreasonably with the operations of the Facilities.  Such access may include consultations with the personnel of the Sellers and consultations and/or contact with physicians on the medical staff at the Facilities.  Further, the Purchasers may, at their sole cost and expense (except as otherwise provided in Section 14.12), undertake environmental, mechanical and structural surveys of the Facilities.  Notwithstanding the foregoing, all access and inspection activities contemplated by this Section 6.1 shall be with prior reasonable approval of Sellers’ representative, John Walton, or his designee.

            6.2       Conduct of Business.  On and after the Execution Date and prior to the Effective Date, and except as otherwise consented to or approved by an authorized officer of the Purchasers or specifically required by this Agreement, the Sellers shall, with respect to the operation of the Facilities:

                        (a)        carry on their businesses with respect to the operation of the Facilities in substantially the same manner as presently conducted and not make any material change in personnel, operations, finance, accounting policies (unless the Sellers are required to adopt such changes under GAAP or the Sellers’ affiliates adopt such changes on a company-wide basis, in which event the Sellers shall give the Purchasers prompt written notice thereof);

                        (b)        maintain the Facilities and all parts thereof and all other Acquired Assets in operating condition in a manner consistent with past practices, ordinary wear and tear excepted, and make all routine, maintenance and other expenditures contemplated by the current budgets and in a manner consistent with past practices;

                        (c)        perform all of its material obligations under agreements relating to or affecting the Facilities, their operations or the Acquired Assets;

                        (d)        keep in full force and effect present insurance policies or other comparable self-insurance;

                        (e)        use their reasonable efforts to maintain and preserve their business organizations intact, retain their present employees at the Facilities and maintain their relationships with physicians, suppliers, customers and others having business relationships with the Facilities; and

                        (f)         take such actions as are necessary and use their reasonable efforts to cause the efficient transition of business operations and employee relations to the Purchasers as of the Effective Date.

            6.3       Negative Covenants.  From the Execution Date until the Effective Date, with respect to the operation of the Facilities, the Sellers shall not, without the prior written consent of the Purchasers or except as may be required by law:

                        (a)        amend or terminate any Material Contracts, enter into any new contract, lease or commitment, or incur or agree to incur any liability, except in the ordinary course of business;

                        (b)        increase compensation payable or to become payable or make any bonus payment to or otherwise enter into one or more bonus agreements with any employee, except in the ordinary course of business in accordance with the Sellers’ customary personnel policies; provided, however, this Section 6.3(b) shall not apply to (i) agreements or arrangements with any of the officers of the Facilities (collectively, the “Leadership Team”) in effect on the Execution Date which are consistent with the practices of the affiliates of the Sellers or (ii) any non-recurring payments or proposed non-recurring payments by the Sellers to any of the employees of the Facilities (including any member of the Leadership Team) to provide an incentive to such employees (or to any member of the Leadership Team) to remain employed at the Facilities through the Effective Date;

                        (c)        create, assume or permit to exist any new debt, mortgage, deed of trust, pledge or other lien or encumbrance (other than Permitted Encumbrances) upon any of the Acquired Assets other than those which are terminated on or prior to the Closing Date;

                        (d)        acquire (whether by purchase or lease) or sell, assign, lease, or otherwise transfer or dispose of any Real Property, plant or equipment, except in the ordinary course of business with comparable replacement thereof;

                        (e)        except with respect to previously budgeted expenditures, purchase capital assets or incur costs in respect of construction in progress;

                        (f)         take any action outside the ordinary course of business;

                        (g)        cancel, forgive, release, discharge or waive any Accounts Receivable, except in the ordinary course of business;

                        (h)        sell or factor any Accounts Receivable; or

                        (i)         reduce Inventory except in the ordinary course of business.

For purposes of this Section 6.3, the Sellers shall be deemed to have obtained the Purchasers’ prior written consent to undertake the actions otherwise prohibited by this Section 6.3 if the

Sellers gives the Purchasers written notice of a proposed action and the Sellers do not receive from the Purchasers a written notice of objection to such action within five (5) business days after the Purchasers receives the Sellers’ written notice.  Notwithstanding any provision to the contrary contained in this Agreement, neither Section 6.2 nor this Section 6.3 shall be construed to (i) prohibit the Sellers from engaging in any act which the Sellers reasonably believes is necessary to preserve and protect the continued operation of the Facilities, or (ii) require the Sellers to undertake any action or prohibit the Sellers from engaging in any act which counsel to Sellers has advised Sellers is necessary to comply with federal or state antitrust laws.  The Sellers shall give the Purchasers prompt written notice either prior to, or if prior notice is not feasible, subsequent to taking any act described in the immediately preceding sentence.

            6.4       Required Consents and Approvals.

                        (a)        Between the Execution Date and the Effective Date, the Sellers shall: (i) use reasonable efforts to obtain, as promptly as practicable, all consents, approvals, authorizations, clearances, certificates of need and licenses required to be obtained by the Sellers to consummate the transactions contemplated by this Agreement (including, without limitation, those of governmental and regulatory authorities), including notification of non-objection of the Attorney General of Illinois to consummate the transactions contemplated hereby; (ii) reasonably cooperate with the Purchasers and their representatives and attorneys in the preparation of any document or other material which may be required by any governmental agency as a predicate to or result of the transactions contemplated in this Agreement; (iii) provide such other information and communications to governmental and regulatory authorities as such governmental and regulatory authorities may reasonably request; and (iv) cooperate with the Purchasers in the Purchasers’ obtaining, as soon as practicable, all material consents, approvals, authorizations, clearances, certificates of need and licenses required to be obtained by the Purchasers to consummate the transactions contemplated hereby.

                        (b)        Between the Execution Date and the Effective Date, the Sellers shall request and use reasonable efforts to obtain, as promptly as practicable, all consents and approvals of third parties required to assign to the Purchasers the Assumed Contracts indicated on Schedule 1.1(f) as being assigned to and assumed by the Purchasers.

            6.5       Additional Financial Information.

                        (a)        Within thirty (30) calendar days following the end of each calendar month prior to Closing, the Sellers shall deliver to the Purchasers complete copies of unaudited combined balance sheets and related income statements for all of the Facilities on a combined basis for the month then ended, together with corresponding year-to-date amounts, which presentation shall be consistent with the provisions of Section 4.10 which are applicable to the Financial Statements.

                        (b)        The Purchasers have determined that, after Closing, the business of the Facilities acquired by the Purchasers will constitute a “significant subsidiary” under Regulation S-X promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), applying the 20% test for acquisitions. As a result, Purchaser believes that an independent registered public accounting firm must prepare (i) audited financial statements of the Facilities as of the most recent two fiscal year-end periods with respect to the balance sheets and for the most recent three fiscal year periods with the respect to the statements of operations and cash flows (the “Audited Financial Statements”), and (ii) unaudited financial statements of the Facilities for additional periods not covered by the Audited Financial Statements (together with the Audited Financial Statements, the “Required Financial Statements”). The Required Financial Statements must be filed with the Securities and Exchange Commission within seventy-five (75) days after Closing. During such period, the Sellers will reasonably cooperate, and cause their affiliates to reasonably cooperate, with the Purchasers and its independent registered public accounting firm to the extent necessary for Seller to prepare the Required Financial Statements, including providing them reasonable access during normal business hours to the financial books and records of the Sellers and their affiliates (wherever located) and answering their questions related specifically to, and to the extent necessary in, the preparation of the Required Financial Statements.  The Purchasers shall be responsible for all costs and expenses of the independent accounting firm in conducting the audit and of all reasonable costs incurred by the Sellers and their affiliates in providing the cooperation and assistance required by this Section.

            6.6       No-Shop.

                        (a)        From and after the Execution Date until the earlier of the Closing Date or the termination of this Agreement, the Sellers shall not, and shall cause their affiliates, officers, directors, employees, investment bankers and agents to not, without the prior written consent of the Purchasers:  (i) offer for sale or lease the Facilities or the Acquired Assets (or any material portion thereof); (ii) solicit offers to buy all or any material portion of the Facilities or the Acquired Assets; (iii) hold discussions with any Person (other than the Purchasers) looking toward such an offer or solicitation; (iv) hold discussions with any Person with respect to a proposed merger, acquisition, consolidation or other business combination (including substitution of members or so-called “virtual merger”) having the effect of selling, leasing or otherwise disposing of any of the Facilities or Acquired Assets; or (v) enter into any agreement with any Person (other than the Purchasers) with respect to any transaction described in the foregoing clauses (i), (ii), (iii) and (iv).  Notwithstanding the foregoing, this Section 6.6 shall not be construed to prohibit the Sellers or their affiliates from engaging in corporate transactions involving the Sellers’ or the Sellers’ affiliates’ membership interests, including, without limitation, membership substitution transactions, so long as the terms thereof do not contemplate the sale or lease or other disposition of the Facilities or the Acquired Assets and such actions are taken subject to the terms and conditions of this Agreement.

                        (b)        Any reference in this Agreement to an “affiliate” shall mean any Person directly or indirectly controlling, controlled by or under common control with a second Person; provided, however, an “affiliate” shall not include any officer or director of any Person.  The term “control” (including the terms “controlled by” and “under common control with”) means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise or the right to designate or elect at least a majority of the members of its governing body by contract or corporate membership rights or otherwise.  A “Person” shall mean any natural person, partnership, corporation, limited liability company, association, trust or other legal entity.

            6.7       The Sellers’ Efforts to Close.  The Sellers shall use their reasonable commercial efforts to satisfy all of the conditions precedent set forth in Articles 8 and 9 to their or the Purchasers’ obligations under this Agreement to the extent that the Sellers’ action or inaction can control or influence the satisfaction of such conditions.

            6.8       Title Matters.  As soon as practicable after the Execution Date, the Purchasers shall order (a) a preliminary binder or title commitment(s) (the “Title Commitment”) sufficient for the issuance of one or more Owner’s Title Insurance Policies (ALTA 2006) with respect to the Owned Real Property (the “Title Policy”), issued by Chicago Title Insurance Company (the “Title Company”), together with true, correct and legible copies of all instruments referred to therein as conditions or exceptions to title (the “Title Instruments”) and (b) ALTA surveys of all Owned Real Property for which a Title Policy is requested complying with the current Minimum Standard Detail Requirements for ALTA/ACSM Land Title Surveys for the Real Property (the “Surveys”) and containing a surveyor’s certificate in compliance with ALTA/ASCM land title survey requirements.  The Sellers shall deliver to the Purchasers copies of the most recent land title surveys of the Facilities in their possession or control. Section 14.12 shall govern which Party or Parties hereto shall bear the costs and expenses of the Title Commitment, the Title Policy and the Surveys.

            6.9       Termination of Hired Employees.  Upon the Effective Date, the Hired Employees shall cease to be employees of the Sellers and their affiliates.  The Sellers and their affiliates shall terminate effective as of the Effective Date the active participation of all of the Hired Employees in all of the Seller Plans, and shall cause each Seller Plan to comply with all applicable laws with respect to any obligations to such Hired Employees.  After the Effective Date, the Sellers shall timely make or cause to be made, to the extent applicable, appropriate distributions to, or for the benefit of, all of the Hired Employees in respect of the Seller Plans which are in force and effect with respect to the Hired Employees at the Facilities immediately prior to the Effective Date in accordance with the terms and conditions of the Seller Plans; provided, however, no such distribution shall be required to the extent it is among the Assumed Obligations.

            6.10     Hart-Scott-Rodino Act Filings.  To the extent required by law, the Sellers will (a) take promptly all actions necessary to make the filings required of the Sellers or the Sellers’ affiliates under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 and the rules and regulations promulgated thereunder (the “HSR Act”), (b) comply at the earliest practicable date with any request for additional information received by the Sellers or the Sellers’ affiliates from the Federal Trade Commission (the “FTC”) or Antitrust Division of the Department of Justice (the “DOJ”) pursuant to the HSR Act, and (c) cooperate with the Purchasers in connection with the Purchasers’ filings under the HSR Act and in connection with resolving any investigation or other regulatory inquiry concerning the transactions contemplated by this Agreement commenced by either the FTC or the DOJ.  All fees and expenses of the Sellers incurred in connection with the Sellers’ filing under the HSR Act shall be borne by the Sellers.

            6.11     Long-Term Debt.  At its sole cost and expense, the Sellers shall do all things necessary, desirable and appropriate so that all liens and mortgages related to the Acquired Assets and securing any of the Long-Term Debt shall be released by the Closing Date.

            6.12     Lessor Estoppel Certificates.   The Sellers will use commercially reasonable efforts to obtain, prior to the Closing Date, estoppel letters, in a form reasonably acceptable to the Purchasers, for the Leased Real Property described on Schedule 1.1(b).

            6.13     Supplements to Disclosure Schedules.   From the Effective Date through the Closing Date, the Sellers will promptly notify the Purchasers if the Sellers become aware of any fact or condition that causes or constitutes a breach of any of the Sellers’ representations and warranties as of the Effective Date.  Should any such fact or condition require any change in the Disclosure Schedules, the Sellers will promptly deliver to the Purchasers a supplement to such Disclosure Schedules specifying such change.

ARTICLE 7

COVENANTS OF THE PURCHASERS

            7.1       Purchasers’ Efforts to Close.  The Purchasers shall use their reasonable commercial efforts to satisfy all of the conditions precedent set forth in Articles 8 and 9 to its or the Sellers’ obligations under this Agreement to the extent that the Purchasers’ action or inaction can control or influence the satisfaction of such conditions.

            7.2       Required Governmental Approvals.  Between the Execution Date and the Closing Date, the Purchasers: (a) shall use their reasonable commercial efforts to secure, as promptly as practicable before the Closing Date, all consents, approvals, authorizations, clearances, certificates of need and licenses required to be obtained from governmental and regulatory authorities in order to carry out the transactions contemplated by this Agreement and to cause all of its covenants and agreements to be performed, satisfied and fulfilled, including a certificate of exemption or certificate of need, as applicable, from the Illinois Health Facilities and Services Review Board (the “IHFSRB”); and (b) will provide such other information and communications to governmental and regulatory authorities as the Sellers or such authorities may reasonably request.  The Purchasers shall cooperate with the Sellers’ efforts to obtain all consent and approvals of third parties required for the Sellers to assign to the Purchasers the Assumed Contracts on or before the Closing Date.

            7.3       Certain Employee Matters.

                        (a)        As of the Effective Date, Sellers and Purchasers shall have caused the transfer of employment to Purchasers of all Hospital and Hospital-based employees of the Sellers and the Sellers’ affiliates, and certain agreed-upon employees of the Sellers or affiliates of the Sellers whose primary responsibilities are to support the Hospitals, the River Forest Facilities, the Related Businesses and/or other Facilities, subject to such each such employee's acceptance of such employment, for an initial employment period of at least sixty (60) days after Closing (the “Transition Period”).  All such employment arrangements will be upon substantially the same terms and conditions with respect to base salaries or wages, job duties, titles and responsibilities provided by the Sellers or affiliates of the Sellers before Closing (subject to employee background checks to the extent required by law and applicable collective bargaining agreements).  All employees who accept an offer of employment by the Purchasers shall be referred to collectively in this Agreement as the “Hired Employees.”  The Purchasers do not

expect to offer employment on the Effective Date to those employees of the Hospitals or other Sellers who as of such date are on short-term disability, until they return to work,  or to employees on long-term disability. The Purchasers and the Sellers acknowledge those employees of the Sellers or the Sellers’ affiliates working at the Facilities specified on Schedule 7.3 may be retained by such affiliates (the “Retained Employees”).  After the Transition Period, the Purchasers shall continue to employ the Hired Employees as it reasonably deems necessary and appropriate to support the operations of the Facilities.  The Purchasers will give all Hired Employees credit for their Accrued Paid Time Off and for their years of service with the Sellers for purposes of determining eligibility to participate and vesting percentages in the Purchasers’ employee pension benefit plans.  If the Purchasers terminate any of the Hired Employees following the Transition Period but before one hundred twenty (120) days after Closing, the Purchasers will provide severance to all such terminated employees at least the same extent as would be provided under the Sellers’ current severance practice, as set forth in Schedule 7.3(a).

                        (b)        On and after the Effective Date, the Hired Employees shall be eligible for a health plan sponsored by the Purchasers or their affiliates.  The Hired Employees shall be given credit for periods of employment with the Sellers or the Sellers’ affiliates prior to the Effective Date for purposes of determining eligibility to participate and amount of benefits (including without limitation vesting of benefits), and preexisting condition limitations will be waived with respect to the Hired Employees and their covered dependents unless such preexisting condition limitations were applicable prior to the Effective Date.  In addition, if prior to the Effective Date a Hired Employee or his covered dependents paid any amounts towards a deductible or out-of-pocket maximum in the Sellers’ or the Sellers’ affiliates’ medical and health plan’s current fiscal year, such amounts shall be applied toward satisfaction of the deductible or out-of-pocket maximum in the current fiscal year of the Purchasers’ or the Purchasers’ affiliates’ medical and health plan that covers the Hired Employees on and after the Effective Date.

                        (c)        The Purchasers shall be responsible to provide continuation coverage pursuant to the requirements of section 4980B of the Internal Revenue Code of 1986, as amended, and Part 6 of Title I of the Employee Retirement Income Security Act of 1974, as amended (COBRA coverage) with respect to each of the Hired Employees (and their dependents) whose qualifying event occurs on or after the Effective Date or later date (with respect to employees on disability) on which such employees become Hired Employees.

                        (d)        After the Closing Date, the Purchasers’ human resources department will give reasonable assistance to the Sellers’ and their affiliates’ human resources department with respect to the Sellers’ and the Sellers’ affiliates’ post-Closing administration of the Sellers’ and the Sellers’ affiliates’ pre-Closing employee pension benefit plans and employee health or welfare benefit plans for the Hired Employees.  Within ten (10) days after the Closing Date, the Purchasers shall provide to the Sellers a list of all the employees who were offered employment by the Purchasers but refused such employment.

Notwithstanding anything to the contrary, the provisions of this Section 7.3 shall not create any legal or other rights or interests in the Sellers, the Sellers’ affiliates or any third-party beneficiaries.

            7.4       Confidentiality.  The Purchasers shall, and shall cause their employees, representatives and agents to, hold in strict confidence, unless compelled to disclose by judicial or administrative process or, in the opinion of the Purchasers’ counsel, by other requirements of law, all Confidential Information (as hereinafter defined), and the Purchasers shall not disclose the Confidential Information to any person, except as otherwise may be reasonably necessary to carry out the transactions contemplated by this Agreement, including any business or diligence review by or on behalf of the Purchasers.  The Purchasers’ obligations set forth in the immediately preceding sentence shall apply (a) between the Execution Date and the Effective Date with respect to Confidential Information which is among the Acquired Assets and (b) from and after the Execution Date for all Confidential Information which is not described in subsection (a) above.  For the purposes hereof, “Confidential Information” shall mean all information of any kind concerning the Sellers or the business of the Facilities, in connection with the transactions contemplated by this Agreement except information (i) ascertainable or obtained from public or published information, (ii) received from a third party not known by the Purchasers to be under an obligation to the Sellers or any affiliate of the Sellers to keep such information confidential, (iii) which is or becomes known to the public (other than through a breach of this Agreement), or (iv) which was in the Purchasers’ possession prior to disclosure thereof to the Purchasers in connection herewith.  The Parties acknowledge that the restrictions of this Section 7.4 shall not be applicable to any notices to the Attorney General of the State of Illinois, the IHFSRB, any other governmental bodies or agencies in connection with required change of ownership notices or filings for the Facilities, or any bodies or individuals affiliated with the Roman Catholic Church to whom information is provided in connection with approvals required under Roman Catholic canon law.  The rights of the Sellers under this Section 7.4 shall be in addition to and not in substitution for the rights of the Sellers and the Sellers’ affiliates under that certain Confidentiality Agreement among the Sellers and the Purchasers dated July 21, 2009 (the “Confidentiality Agreement”), which Confidentiality Agreement shall survive the Closing.

            7.5       Enforceability.   The Purchasers hereby acknowledges that the restrictions contained in Section 7.4 above are reasonable and necessary to protect the legitimate interests of the Sellers.  The Parties also hereby acknowledge and agree that any breach of Section 7.4 would result in irreparable injury to the Sellers and that any remedy at law for any breach of Section 7.4 would be inadequate.  Notwithstanding any provision to the contrary contained in this Agreement, the Parties therefore agree, and the Purchasers hereby specifically consent that, without necessity of proof of actual damage, the Sellers may be granted temporary or permanent injunctive relief, that the Sellers shall be entitled to an equitable accounting of all earnings, profits and other benefits arising from such breach, and that the Sellers shall be entitled to recover its reasonable fees and expenses, including attorneys’ fees, incurred by the Sellers in enforcing the restrictions contained in Section 7.4.

            7.6       Waiver of Bulk Sales Law Compliance.  The Purchasers hereby waive compliance by the Sellers with the requirements, if any, of Article 6 of the Uniform Commercial Code as in force in any state in which the Acquired Assets are located and all other similar laws applicable to bulk sales and transfers.  Notwithstanding the foregoing, the Sellers shall notify the Illinois Department of Revenue and Chicago Department of Revenue of the transaction, as applicable, and obtain a receipt or confirmation showing that the Taxes have been paid or that no taxes are due.

            7.7       Hart-Scott-Rodino Act Filings.  To the extent required by law, the Purchasers shall (a) take promptly all actions necessary to make the filings required of the Purchasers or their affiliates under the HSR Act, (b) comply at the earliest practicable date with any request for additional information received by the Purchasers or their affiliates from the FTC or the DOJ pursuant to the HSR Act, and (c) cooperate with the Sellers in connection with the Sellers’ or the Sellers’ affiliates’ filings under the HSR Act and in connection with resolving any investigation or other regulatory inquiry concerning the transactions contemplated by this Agreement commenced by either the FTC or the DOJ.  All filing fees imposed in connection with the Purchasers’ filings under the HSR Act shall be borne by the Purchasers.

ARTICLE 8

CONDITIONS PRECEDENT TO OBLIGATIONS OF THE SELLERS

            The Sellers’ obligation to sell the Acquired Assets and to close the transactions as contemplated by this Agreement shall be subject to the satisfaction of each of the following conditions on or prior to the Closing Date unless specifically waived in writing by the Sellers in whole or in part at or prior to the Closing.

            8.1       Signing and Delivery of Instruments.  The Purchasers shall have executed and delivered all documents, instruments and certificates required to be executed and delivered pursuant to the provisions of this Agreement.  The Purchasers acknowledge that the Purchasers shall not satisfy the condition precedent set forth in this Section 8.1 (as it relates to the delivery of the amount set forth in Section 2.1) unless the Purchasers initiate the wire transfer of the amount set forth in Section 2.1 to the Sellers, and provide to the Sellers a Federal Reserve wire reference number with respect thereto, on or before 5:00 p.m. (Central time) on the Closing Date.

            8.2       Unfavorable Action or Proceeding.  On the Closing Date, no orders, decrees, judgments or injunctions of any court or governmental body shall be in effect, and no claims, actions, suits, proceedings, arbitrations or investigations shall be pending or threatened, which challenge or seek to challenge, or which could prevent or cause the rescission of, or the consummation of the transactions contemplated in this Agreement.

            8.3       Performance of Covenants.  The Purchasers shall have in all material respects performed or complied with each and all of the obligations, covenants, agreements and conditions required to be performed or complied with by it on or prior to the Closing Date.

            8.4       Opinion of the Purchasers’ Counsel.  The Sellers shall have received the favorable opinion of the Purchasers’ counsel (which may be in-house counsel), dated the Closing Date, in form agreed upon by the Parties prior to Closing.

            8.5       Hart‑Scott‑Rodino Filings.  Any and all filings required to be made and notices required to be given pursuant to the HSR Act shall have been made, all approvals or consents required thereby shall have been obtained and the waiting periods required thereby, if any, shall have expired or terminated.

            8.6       Governmental Authorizations.  The Parties shall have obtained all material licenses, permits, certificates of need and authorizations from governmental agencies or governmental bodies that are necessary or required for completion of the transactions contemplated by this Agreement, including, without limitation, approval from the IHFSRB, the expression of a no objection position by the Attorney General of Illinois regarding the purchase and sale of the Acquired Assets by the Purchasers and the Sellers, and reasonable assurances that any other material licenses, permits, certificates of need and authorizations not actually issued as of the Closing will be issued following Closing (which may include oral assurances from appropriate governmental agencies or bodies).

            8.7       Schedules.  The provisions of the Schedules attached to this Agreement that were supplemented, updated or amended after the Execution Date, if any, shall be acceptable to the Sellers in their sole discretion.

            8.8       Warranties True and Correct.   The representations and warranties made by the Purchasers in Article 5 shall be true and correct in all material respects when made and as of the Closing Date.

            8.9       Approval of Roman Catholic Church.  The Sellers shall have received all required approvals of the Roman Catholic Church required to be obtained by the Sellers or any affiliate of the Sellers under canon law, regarding the Sellers’ execution of this Agreement and the consummation of the transactions contemplated hereunder.

ARTICLE 9

CONDITIONS PRECEDENT TO OBLIGATIONS OF THE PURCHASERS

            The Purchasers’ obligation to purchase the Acquired Assets and to close the transactions contemplated by this Agreement shall be subject to the satisfaction of each of the following conditions on or prior to the Closing Date unless specifically waived in writing by the Purchasers in whole or in part at or prior to the Closing.

            9.1       Signing and Delivery of Instruments.  The Sellers shall have executed and delivered all documents, instruments and certificates required to be executed and delivered pursuant to all of the provisions of this Agreement.

            9.2       Unfavorable Action or Proceeding.  On the Closing Date, no orders, decrees, judgments or injunctions of any court or governmental body shall be in effect, and no claims, actions, suits, proceedings, arbitrations or investigations shall be pending or threatened, which challenge or seek to challenge, or which could prevent or cause the rescission of, the consummation of the transactions contemplated in this Agreement.

            9.3       Performance of Covenants.  The Sellers shall have in all material respects performed or complied with each and all of the obligations, covenants, agreements and conditions required to be performed or complied with by the Sellers on or prior to the Closing Date.

            9.4       Opinion of Sellers’ Counsel.   The Purchasers shall have received the favorable opinion of the Sellers’ counsel (which may be in-house counsel), dated the Closing Date, in a form agreed upon by the Parties prior to Closing.

            9.5       Hart-Scott-Rodino Filings.  Any and all filings required to be made and notices required to be given pursuant to the HSR Act shall have been made, all approvals or consents required thereby shall have been obtained and the waiting periods required thereby, if any, shall have expired or terminated.

            9.6       Governmental Authorizations.  The Parties shall have obtained all material licenses, permits, certificates of need and authorizations from governmental agencies or governmental bodies that are necessary or required for completion of the transactions contemplated by this Agreement, including, without limitation, approval from the IHFSRB, the expression of a no objection position by the Attorney General of Illinois regarding the purchase and sale of the Acquired Assets by the Purchasers and the Sellers, and reasonable assurances that any other material licenses, permits, certificates of need and authorizations not actually issued as of the Closing will be issued following Closing (which may include oral assurances from appropriate governmental agencies or bodies).

            9.7       Assumed Contract Consents; Payor Contracts.   The Sellers shall have obtained the Material Consents.  “Material Consents” mean consents for those Material Contracts listed on Schedule 9.7.

            9.8       Title Insurance Policy.  The Purchasers shall have received a fully effective Title Policy issued to the Purchasers by the Title Company covering the Owned Real Property in the aggregate amount allocated to the Owned Real Property in Schedule 9.8, which may be in the form of a marked Title Commitment (or pro forma Title Policy) binding the Title Company to issue the final Title Policy (the “Marked Commitment”).  With delivery of the Marked Commitment, the Title Company is confirming to the Purchasers that (i) all of the conditions of Schedule B – Section I of the Title Commitment to the issuance of the final Title Policy have been fully satisfied, except for payment of the Purchaser Price and (ii) except for payment of the Purchase Price, there are no other unsatisfied conditions, qualifications or reservations to the effectiveness of the Marked Commitment, and that the Title Company is otherwise unconditionally obligated and prepared to issue the final title policy to the Purchaser in the form required by the Marked Commitment.  The Title Policy shall show fee simple title to the Owned Real Property vested in the Purchasers, subject only to the Permitted Encumbrances, other than those intended to be paid off or discharged by Sellers pursuant to Section 4.7(b)(ii) and (vi).  The Title Policy shall include policy modification endorsement 4 (“extended coverage” endorsement) deleting general policy exception numbers 1-5 of Schedule B of the Title Policy.

            9.9       Schedules.  The provisions of the Disclosure Schedules that were supplemented, updated or amended by the Sellers after the Execution Date, if any, shall be acceptable to the Purchasers in their reasonable discretion, and the provisions of any other Schedules that were supplemented, updated or amended after the Execution Date, if any, shall be acceptable to the Purchasers in their sole discretion.

            9.10     Warranties True and Correct.   The representations and warranties made by the Sellers in Article 4 shall be true and correct in all material respects when made and as of the Closing Date.

            9.11     Approval of Roman Catholic Church.  The Sellers shall have received all required approvals of the Roman Catholic Church required to be obtained by the Sellers or any affiliate of the Sellers under canon law, regarding the Sellers’ execution of this Agreement and the consummation of the transactions contemplated hereunder.

            9.12     Environmental and Other Reports.   The Purchasers shall have received environmental and engineering reports with respect to the Facilities prepared by Persons acceptable to the Purchasers and the scope, findings and conclusions of such reports shall be reasonably satisfactory to the Purchasers.

            9.13     Approval of Purchasers’ Boards of Directors. The boards of directors of the Purchasers shall have ratified the execution of this Agreement and approved the consummation of the transactions contemplated herein, subject to the satisfaction of all Closing conditions applicable to the Purchasers.

            9.14     No Material Adverse Change.   Since the Execution Date, no Material Adverse Change shall have occurred and no events or circumstances have occurred that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Change in the reasonable discretion of the Purchasers.  As used in this Agreement, “Material Adverse Change” means any condition, change, event, violation, inaccuracy, circumstance or effect that individually or in the aggregate, could reasonably be expected to result in a material adverse effect on the assets, results of operation or the financial condition of either of the Hospitals or of the Facilities as a whole.  Notwithstanding anything to the contrary, “Material Adverse Change” shall not include: (i) changes in the financial or operating performance due to or caused by the announcement of the transactions contemplated by this Agreement or seasonal changes; (ii) changes or proposed changes to any applicable law, reimbursement rates or policies of governmental agencies or bodies that are generally applicable to hospitals or healthcare facilities; (iii) requirements, reimbursement rates, policies or procedures of third party payors or accreditation commissions or organizations that are generally applicable to hospitals or healthcare facilities; (iv)  general business, industry or economic conditions, including such conditions related to the business of the Sellers, taken as a whole, or the Purchasers, taken as a whole, that do not disproportionately affect the applicable entities; (v) local, regional, national or international political or social conditions, including the engagement by the United States in hostilities, whether or not pursuant to the declaration of a national emergency or war, or the occurrence of any military or terrorist attack, that do not disproportionately affect the Sellers, taken as a whole, or the Purchasers, taken as a whole; (vi) changes in financial, banking or securities markets (including any disruption thereof and any decline in the price of any security or any market index) that do not disproportionately affect the Sellers, taken as a whole, or the Purchasers, taken as a whole; or (vii) changes in GAAP.

ARTICLE 10

TERMINATION

            10.1     Termination.  This Agreement may be terminated at any time prior to Closing:

                        (a)        by the mutual written consent of the Parties;

                        (b)        by the Sellers if a material breach of this Agreement has been committed by the Purchasers and such breach has not been (i) waived in writing by the Sellers or (ii) cured by the Purchasers to the reasonable satisfaction of the Sellers within fifteen (15) business days after service by the Sellers upon the Purchasers of a written notice which describes the nature of such breach;

                        (c)        by the Purchasers if a material breach of this Agreement has been committed by the Sellers and such breach has not been (i) waived in writing by the Purchasers or (ii) cured by the Sellers to the reasonable satisfaction of the Purchasers within fifteen (15) business days after service by the Purchasers upon the Sellers of a written notice which describes the nature of such breach;

                        (d)        by the Purchasers if any of the conditions in Article 9 have not been satisfied as of the Closing Date or if satisfaction of any condition in Article 9 is or becomes impossible and the Purchasers has not waived such condition in writing on or before the Closing Date (provided that the failure to satisfy the applicable condition or conditions has occurred by reason other than through the failure of the Purchasers to comply with its obligations under this Agreement);

                        (e)        by the Sellers if any of the conditions in Article 8 have not been satisfied as of the Closing Date or if satisfaction of any such condition in Article 8 is or becomes impossible and the Sellers have not waived such condition in writing on or before the Closing Date (provided that the failure to satisfy the applicable condition or conditions has occurred by reason other than through the failure of the Sellers to comply with their obligations under this Agreement);

                        (f)         by either the Purchasers or the Sellers if the Closing has not occurred (other than through the failure of any Party seeking to terminate this Agreement to comply fully with its obligations under this Agreement) on or before August 30, 2010; or

                        (g)        by Purchaser if, prior to the Effective Date, any of Hospitals or the River Forest Facilities is substantially destroyed, or if, prior to the Effective Date, one or more of such Facilities is substantially damaged by fire, theft, vandalism or other cause or casualty and, as a result, the Sellers are unable to provide twenty-five percent (25%) or more (on a net revenue basis) of the health care services provided by that Facility immediately before the casualty for a period of more than thirty (30) days; provided, however, the Purchasers cannot terminate this Agreement pursuant to this Sectionifthe Sellers otherwise commit to commencing and completing such repairs prior to Closing in such a manner that the services lost because of the damage are operational again and the Parties agree to extend the Closing Date so that the repairs can be completed by the Sellers prior to Closing.

            10.2     Termination Consequences.  If this Agreement is terminated pursuant to Section 10.1, (a) all further obligations of the Parties under this Agreement shall terminate, except that the obligations in Sections 7.4 (Confidentiality), 14.3 (Governing Law), 14.8 (Confidentiality and Publicity), and 14.12 (Expenses and Attorneys’ Fees) shall survive, (b) each Party shall pay the costs and expenses incurred by it in connection with this Agreement, except as provided in Section 14.12, and (c) nothing shall prevent any Party hereto from pursuing any of its legal rights or remedies that may be granted to any such Party by law against any other Party to this Agreement, except that no Party shall be entitled to obtain Consequential Damages.

ARTICLE 11

POST-CLOSING MATTERS

            11.1     Post-Closing Receipt of Assets or Excluded Assets.

                        (a)        Any asset or any liability, all other remittances and all mail and other communications that is an Excluded Asset or an Excluded Liability (i) pursuant to the terms of this Agreement or (ii) as otherwise determined by the Parties’ mutual written agreement, and which comes into the possession, custody or control of the Purchasers (or their respective successors-in-interest, assigns or affiliates) shall within ten (10) business days following receipt be transferred, assigned or conveyed by the Purchasers (and their respective successors-in-interest, assigns and affiliates) to the Sellers at the Sellers’ cost.  Until such transfer, assignment and conveyance, the Purchasers (and their respective successors-in-interest, assigns and affiliates) shall not have any right, title or interest in or obligation or responsibility with respect to such asset or liability except that the Purchasers shall hold such asset in trust for the benefit of the Sellers.  The Purchasers (and their respective successors-in-interest, assigns and affiliates) shall have neither the right to offset amounts payable to the Sellers under this Section 11.1(a) against, nor the right to contest its obligation to transfer, assign and convey to the Sellers because of, outstanding claims, liabilities or obligations asserted by the Purchasers against the Sellers including but not limited to pursuant to the post-Closing Cash Purchase Price adjustment of Section 2.3 and the indemnification provisions of Section 12.2.  If the Purchasers do not remit any payments or remittances due to the Sellers under this Section 11.1(a) in accordance with the first sentence of this Section 11.1(a), such payments or remittances shall bear interest at the Prime Rate in effect on the calendar day upon which such payment was required to be made to the Sellers (the “Seller Payment Due Date”) plus two percent (2%) per annum (or the maximum rate allowed by law, whichever is less), such interest accruing after the Seller Payment Due Date until payment, including all interest thereon, is made to the Sellers.  The terms of this Article 11 shall not be subject to the time limitations contained in Section 12.1 of this Agreement.

                        (b)        If the Sellers or any of their affiliates receive any funds paid in respect of any Acquired Assets, Assumed Obligations or services rendered by or on behalf of the Facilities from and after the Effective Date, the Sellers shall remit such funds to the Purchasers within ten (10) business days after receipt thereof, and if the Purchasers or any of their affiliates receive any funds paid in respect of Excluded Assets or Excluded Liabilities, the Purchasers shall remit such funds to the Sellers within ten (10) business days after receipt thereof. Any other asset or liability, and all other remittances, mail and other communications that are Acquired Assets or Assumed Obligations that come into the possession, custody or control of the Sellers (or their successors-in-interest, assigns or affiliates) shall within ten (10) business days following receipt be transferred, assigned or conveyed by the Sellers (and its respective successors-in-interest, assigns and affiliates) to the Purchasers.  Until such transfer, assignment and conveyance, the Sellers (and their respective successors-in-interest, assigns and affiliates) shall not have any right, title or interest in or obligation or responsibility with respect to such asset or liability except that the Sellers shall hold such asset in trust for the benefit of the Purchasers.  The Sellers

(and their respective successors-in-interest, assigns and affiliates) shall have neither the right to offset amounts payable to the Purchasers under this Section 11.1(b) against, nor the right to contest its obligation to transfer, assign and convey to the Purchasers because of, outstanding claims, liabilities or obligations asserted by the Sellers against the Purchasers including but not limited to pursuant to the post-Closing Cash Purchase Price adjustment of Section 2.3 and the indemnification provisions of Section 12.3.  If the Sellers do not remit any payments or remittances due to the Purchasers under this Section 11.1(b) in accordance with the first sentence of this Section 11.1(b), such payments or remittances shall bear interest at the Prime Rate in effect on the calendar day upon which such payment was required to be made to the Purchasers (the “Purchasers Payment Due Date”) plus two percent (2%) per annum (or the maximum rate allowed by law, whichever is less), such interest accruing after the Purchasers Payment Due Date until payment, including all interest thereon, is made to the Purchasers.

                        (c)        Notwithstanding the foregoing, the Parties acknowledge that certain disproportionate share payments or other governmental, safety net or similar programs, including those identified in Schedule 11.1(c) (the “Safety Net Payments”) are determined and paid by the governmental program or payor in a particular governmental fiscal year based on data taken from a prior governmental fiscal year.  If after the Effective Date a Party receives one or more such payments during a governmental fiscal year that includes the Effective Date, the payment shall be apportioned between the Sellers and the Purchasers based on the number of months in the year in which the payment is made (pro-rated for any partial months as necessary) prior to the Effective Date (in the case of the Sellers) and after the Effective Date (in the case of the Purchasers) the Sellers and the Purchasers each owned the Facilities; provided, however, that to the extent Safety Net Payments due in one governmental fiscal year are paid in a subsequent governmental fiscal year, the Safety Net Payments will be apportioned among the Parties as if they had been made in the governmental fiscal year such payments were due.

                        (d)        To the extent that Medicare, Medicaid, Blue Cross and other third party payors offset any amounts owing to the Purchasers for periods from and after the Effective Date, or require the Purchasers to pay any amounts to such third parties for periods from and after the Effective Date, in each case, as a result of any amounts owing (or allegedly owing) to such third parties by the Sellers in respect of periods prior to the Effective Date (the “Purchaser Offset Amounts”), the Purchasers shall promptly notify the Sellers of the same and, within fifteen (15) business days of receipt of such notice, the Sellers shall reimburse the Purchasers the amount that has been offset or the amount that the Purchasers are required to pay, as applicable.  Without limiting the Sellers’ obligations contained in this Section 11.1(d), upon reimbursement or payment of the amount due to the Purchasers, (i) the Sellers shall have the right to dispute with the applicable payor any such offsets or amounts alleged to be owed to such payor, (ii) the Sellers and the Purchasers shall reasonably cooperate with each other in connection with the Sellers’ pursuit of such dispute and (iii) if the Purchasers subsequently receive any refund from the applicable payor of any amount which the Sellers have paid to the Purchasers pursuant to this Section 11.1(d), the Purchasers shall, within fifteen (15) business days after receipt thereof, pay such amount to the Sellers.  To the extent that Medicare, Medicaid, Blue Cross and other third party payors offset any amounts owing to the Sellers for periods prior to the Effective Date, or require the Sellers to pay any amounts to such third parties for periods prior to the Effective Date, in each case, as a result of any amounts owing (or allegedly owing) to such third parties by the Purchasers in respect of periods on or after the Effective Date (the “Seller Offset

Amounts”), the Sellers shall promptly notify the Purchasers of the same and, within fifteen (15) business days of receipt of such notice, the Purchasers shall reimburse the Sellers the amount that has been offset or the amount that the Sellers are required to pay, as applicable.  Without limiting the Purchasers’ obligations contained in this Section 11.1(d), upon reimbursement or payment of the amount due to the Sellers, (i) the Purchasers shall have the right to dispute with the applicable payor any such offsets or amounts alleged to be owed to such payor, (ii) the Purchasers and the Sellers shall reasonably cooperate with each other in connection with the Purchasers’ pursuit of such dispute and (iii) if the Sellers subsequently receive any refund from the applicable payor of any amount which the Purchasers have paid to the Sellers pursuant to this Section 11.1(d), the Sellers shall, within fifteen (15) business days after receipt thereof, pay such amount to the Purchasers.

            11.2     Preservation and Access to Records After the Closing.

                        (a)        From the Closing Date until seven (7) years after the Closing Date or such longer periods as are legally required (including in connection with any known or threatened governmental investigation or proceeding, or known or threatened civil or criminal proceeding of which the Sellers shall have notified the Purchasers with respect to document retention; provided that such notice identifies the applicable documentation or other records required to be retained with reasonable specificity) (the “Document Retention Period”), the Purchasers shall keep and preserve all medical records, patient records, employee records, medical staff records and other books and records which are among the Acquired Assets as of the Effective Date, but excluding any records which are among the Excluded Assets.  If, after the expiration of the Document Retention Period but prior to the expiration of applicable statues of limitation or other legal record retention requirements, the Purchaser intends to destroy or otherwise dispose of any medical records for periods prior to the Effective Date, the Purchaser shall provide written notice to the Sellers of the Purchasers intention no later than forty-five (45) days prior to the date of such intended destruction or disposal and the Sellers shall have the right, at their sole cost, to take possession of such medical records during such period.

                        (b)        The Purchasers will afford to the representatives of the Sellers, including their counsel and accountants, full and complete access to, and copies (including, electronic and color copies) of, such records (including electronic and color records) with respect to time periods prior to the Effective Date (including access to records of patients treated at the Facilities prior to the Effective Date) during normal business hours after the Effective Date, to the extent reasonably needed by the Sellers or the Sellers’ affiliates for proper business purposes, subject to reasonable restrictions pertaining to the time and place of such access.

                        (c)        With respect to any electronic or other records which are among the Excluded Assets but relate to the Acquired Assets or Assumed Obligations, the Sellers will afford to the representatives of the Purchasers, including their counsel and accountants, full and complete access to, and copies of (including electronic and color copies), such records with respect to time periods prior to the Effective Date, during normal business hours after the Effective Date, to the extent related to the Acquired Assets or Assumed Obligations and reasonably needed by the Purchasers for proper business purposes, subject to reasonable restrictions pertaining to the time and place of such access.

                        (d)        The Purchasers shall give reasonable cooperation to the Sellers, the Sellers’ affiliates and their insurance carriers in respect of the defense of claims by third parties against the Sellers or any affiliate of the Sellers, in respect of events occurring prior to the Effective Date with respect to the operation of the Facilities.  Such cooperation shall include, without limitation, making the Hired Employees available for interviews, depositions, hearings and trials.  Such cooperation shall also include making all of their employees available to assist in the securing and giving of evidence and in obtaining the presence and cooperation of witnesses.  In addition, the Sellers and the Sellers’ affiliates shall be entitled to remove from the Facilities originals of any such records, but only for purposes of pending litigation involving the Persons to whom such records refer, as certified in writing prior to removal by counsel retained by the Sellers or any of the Sellers’ affiliates in connection with such litigation.  Any records so removed from the Facilities shall be promptly returned to the Purchasers following the Sellers’ or its applicable affiliate’s use of such records.

                        (e)        For the purpose of (i) transitioning the Facilities to the Purchasers pursuant to the transaction contemplated by this Agreement, (ii) granting the Sellers’ access to the Excluded Assets, (iii) enabling the Sellers to satisfy its obligations under the Excluded Liabilities and (iv) enabling the Sellers to prepare the Final Combined Balance Sheet pursuant to Section 2.3, the Purchasers shall after the Effective Date give the Sellers, the Sellers’ affiliates and their respective representatives access during normal business hours to the Purchasers’ books, accounts and records and all other relevant documents and information with respect to the Acquired Assets, Excluded Liabilities and pre-Closing business of the Facilities as representatives of the Sellers and the Sellers’ affiliates may from time to time reasonably request, all in such manner as not to unreasonably interfere with the operations of the Facilities.  The Sellers acknowledge that they shall coordinate their activities contemplated by this Section 11.2(e) through Rob Jay, or his designee or successor.

                        (f)         The Purchasers and their representatives shall be given access by the Sellers during normal business hours to the extent reasonably needed by the Purchasers for business purposes to all documents, records, correspondence, work papers and other documents retained by the Sellers pertaining to any of the Acquired Assets or with respect to the operation of the Facilities prior to the Effective Date, all in such manner as to not interfere unreasonably with the Sellers’ business.  Such documents and other materials shall be, at the Sellers’ option, either (i) copied in hard copy or electronic form by the Sellers for the Purchasers, or (ii) removed by the Purchasers from the premises, copied by the Purchasers and promptly returned to the Sellers.

                        (g)        To the maximum extent permitted by law, if any Person requests or demands, by subpoena or otherwise, any documents relating to the Excluded Liabilities, including without limitation, documents relating to the operations of the Facilities or any of the Facilities’ committees prior to the Effective Date, prior to any disclosure of such documents, the Purchasers shall notify the Sellers and shall provide the Sellers with the opportunity to object to, and otherwise coordinate with respect to, such request or demand.

                        (h)        No Party shall be entitled to compensation for any cooperation described in Section 11.2(b) through Section 11.2(g) other than reimbursement for its reasonable out-of-pocket expenses.

            11.3     Provision of Benefits of Certain Contracts.  If, as of the Effective Date, the Sellers are unable to obtain any consent to the assignment of the Sellers’ interest in a  Material Contract, or if after reasonable effort the Purchasers are unable to enter into a new contract or partial assignment of a contract with respect to an Excluded Multi-Facility Contract that but for being excluded would have been a Material Contract, with respect to one or more of the Facilities, until such consent, partial assignment or new contract is obtained, the Sellers shall use reasonable commercial efforts to provide the Purchasers the benefits of any such Material Contract and, in the case of an Excluded Multi-Facility Contract, the Facilities’ portion of any Excluded Multi-Facility Contract not to exceed twelve (12) months in length, by cooperating in any reasonable and lawful arrangement designed to provide such benefits to the Purchasers, and allow the Purchasers to directly enforce such Assumed Contract against the applicable third parties thereto.  The Purchasers shall use reasonable commercial efforts to perform, on behalf of the Sellers, the obligations of the Sellers thereunder or in connection therewith arising on and after the Effective Date, with respect to the Acquired Assets, but only to the extent that such action would not result in a material default thereunder or in connection therewith and such obligation would have been, in the case of a Material Contract, an obligation of the Purchasers had it entered into a new contract on substantially similar terms.

            11.4     Use of Business Names.  Except for the names included as part of the Acquired Assets, the Purchasers covenant that they and their affiliates shall not use directly, indirectly or in any way that implies that the Facilities continue to be affiliated with Resurrection in their respective trades or businesses including any of the Excluded Assets, names, tradenames, trademarks, symbols or world-wide web addresses associated with the Sellers or the Sellers’ affiliates, and with respect to any of the foregoing, all abbreviations and variations thereof, and trademarks, trade names, service marks, copyrights and any applications therefor, symbols and logos related thereto, together with any promotional material, stationery, supplies or other items of inventory bearing such names or symbols or abbreviations or variations thereof.

            11.5     Removal of Excluded Assets.  After the Closing Date, the Purchasers shall provide to the Sellers reasonable access to the Facilities to remove any Excluded Assets at the Facilities on and after the Effective Date, without imposing any charge on the Sellers for the Purchasers’ storage or holding of same on and after the Effective Date. Any Excluded Assets not so removed by the Sellers within one hundred twenty (120) days after the Effective Date shall be deemed abandoned by the Sellers and may be retained or disposed of by the Purchasers as they see fit in their sole discretion.  The Purchasers shall have no responsibility for such Excluded Assets and the Sellers shall repair any damage to the premises caused by their removal of the Excluded Assets. Notwithstanding the foregoing, any Excluded Assets that are required to remain at the Facilities to enable the Sellers to provide services under the Transition Services Agreement (or pursuant to any other agreement between the Sellers and the Purchasers) shall not be deemed abandoned and shall be permitted to remain at the Facilities during the term of the Transition Services Agreement (or such other agreement between the Sellers and the Purchasers).

ARTICLE 12

SURVIVAL AND INDEMNIFICATION

            12.1     Survival.  Except as expressly set forth in this Agreement to the contrary, all representations and warranties of the Purchasers and the Sellers, respectively, contained in this Agreement or in any certificate delivered pursuant hereto shall continue to be fully effective and enforceable following the Closing Date for eighteen (18) months and shall thereafter be of no further force and effect, except that the representations and warranties contained in Sections 4.1 and 5.1 shall continue to be fully effective and enforceable following the Closing Date without any time limitation; provided, however, that if there is an outstanding notice of a claim at the end of any such applicable period in compliance with the terms of Section 12.4, such applicable period shall not end in respect of such claim until such claim is resolved.  All other covenants, agreements and indemnifications contained in this Agreement or any documents to be delivered hereunder shall survive in accordance with the terms set forth herein or therein.

            12.2     Indemnification of the Purchasers by the Sellers.

                        12.2.1  Indemnification.  The Sellers shall keep and save the Purchasers, their affiliates, and their respective directors, officers, employees, agents and other representatives, forever harmless from and shall indemnify and defend the Purchasers and such other Persons against any and all obligations, judgments, liabilities, penalties, violations, fees, fines, claims, losses, costs, demands, damages, liens, encumbrances and expenses including reasonable attorneys’ fees (collectively, “Damages”), to the extent connected with or arising or resulting from (a) any breach of any representation or warranty of the Sellers under this Agreement (subject to the survival period set forth in Section 12.1), (b) any breach or default by the Sellers of any covenant or agreement of the Sellers under this Agreement, (c) the Excluded Liabilities, (d) the Excluded Assets, (e) all Taxes relating to the Sellers (the “Seller Tax Claims”), (f) any professional liability claim arising out of the business operations of the Facilities prior to the Effective Date and (g) any act, conduct or omission of the Sellers that has accrued, arisen, occurred or come into existence at any time prior to the Effective Date.  The Sellers’ obligations under this Section 12.2.1 shall remain subject to, and shall be limited by, the provisions contained in Section 1.5.  No provision in this Agreement shall prevent the Sellers from pursuing any of their legal rights or remedies that may be granted to the Sellers by law against any Person other than the Purchasers.

                        12.2.2  Indemnification Limitations.  (a) Notwithstanding any provision to the contrary contained in this Agreement, the Sellers shall be under no liability to indemnify the Purchasers under Section 12.2.1 and no claim under Section 12.2.1 of this Agreement shall:

                                    (i)         be made unless notice thereof shall have been given by or on behalf of the Purchasers to the Sellers in the manner provided in Section 12.4, unless failure to provide such notice in a timely manner does not materially impair the Sellers’
            ability to defend their rights, mitigate damages, seek indemnification from a third party or otherwise protect their interests;

                                    (ii)        be made to the extent that any loss may be recovered under a policy of insurance in force on the date of loss; provided, however, that this
            Section 12.2.2(a)(ii) shall not apply to deductibles or copayments, any self-insurance program or insurance provided by captive affiliates, or to the extent that coverage under the applicable policy of insurance is denied by the applicable insurance carrier;

                                    (iii)       be made to the extent that such claim relates to a liability arising out of or relating to any act, omission, event or occurrence connected with:

                                                (A)       the use, ownership or operation of the Facilities, or

                                                (B)       the use, ownership or operation of any of the Acquired
                        Assets,

            on and after the Effective Date (without regard to whether such use, ownership or operation is consistent with the Sellers’ policies, procedures and/or practices prior to the
            Effective Date); other than as specifically included in the Excluded Liabilities;

                                    (iv)       be made under Section 12.2.1(a) to the extent that such claim (or the basis therefor) is set forth in the Disclosure Schedules or any Schedule to this
            Agreement;

                                    (v)        be made if and to the extent that proper provision or reserve was made for the matter giving rise to the claim in, or noted in, or taken account of in Net
            Working Capital;

                                    (vi)       be made to the extent such claim relates to an obligation or liability for which the Purchasers have agreed to indemnify the Sellers pursuant to Section 12.3;

                                    (vii)      be made to the extent such claim seeks Damages which are
            consequential in nature (as opposed to direct), including, without limitation, loss of future revenue or income or loss of business reputation or opportunity (collectively,
            “Consequential Damages”); provided, however, the limitation contained in this
            Section 12.2.2(a)(vii) shall not apply to the extent (A) of any payments which the
            Purchasers or other indemnified Person is required to make to a third party (other than any third party which is an affiliate of either of the Purchasers) which are in the nature of
            Consequential Damages;

                                    (viii)      be made under Section 12.2.1(a) to the extent that such claim relates to the Purchasers’ ability to collect the Accounts Receivable; provided, however, the limitation contained in this Section 12.2.2(a)(viii) shall not apply  to any breach by any of the Sellers of its representation and warranty contained in Section 4.15; and

                                    (ix)       accrue under Section 12.2.1(a) to the benefit of the Purchasers unless and only to the extent that (A) the actual liability of the Sellers to the Purchasers in respect of any single claim under Section 12.2.1(a) exceeds Ten Thousand Dollars
            ($10,000) (the “Relevant Claim Amount”) and (B) the total actual liability of the Sellers to the Purchasers in respect of all Relevant Claims in the aggregate exceeds Fifty

            Thousand Dollars ($50,000) (the “Aggregate Amount”), in which event the Purchasers or other indemnified Person shall be entitled to seek indemnification under
            Section 12.2.1(a) for all claims for Damages which exceed the Aggregate Amount.

                        (b)        Notwithstanding any provision to the contrary contained in this Agreement, the maximum aggregate liability of the Sellers to the Purchasers and other indemnified Persons for claims brought under Section 12.2.1(a) shall not exceed an amount equal to fifty percent (50%) of the Cash Purchase Price.

                        (c)        If the Purchasers are entitled to recover any sum (whether by payment, discount, credit or otherwise) from any third party (other than an insurance provider or another Person entitled to indemnification by the Sellers hereunder) in respect of any matter for which a claim of indemnity could be made against the Sellers hereunder, the Purchasers shall use their reasonable endeavors to recover such sum from such third party and any sum recovered will reduce the amount of the claim.  If the Sellers pays to the Purchasers an amount in respect of a claim, and the Purchasers subsequently recover from a third party (other than an insurance provider or another Person entitled to indemnification by the Sellers hereunder) a sum which is referable to that claim, the Purchasers shall forthwith repay to the Sellers so much of the amount paid by it as does not exceed the sum recovered from the third party less all reasonable costs, charges and expenses incurred by the Purchasers in obtaining payment in respect of that claim and in recovering that sum from the third party.

            12.3     Indemnification of the Sellers by the Purchasers.

                        12.3.1  Indemnification.  The Purchasers shall keep and save the Sellers, and the Sellers’ respective directors, officers, employees, agents and other representatives, forever harmless from and shall indemnify and defend the Sellers and such other Persons against any and all Damages, to the extent connected with or arising or resulting from (a) any breach of any representation or warranty of the Purchasers under this Agreement, (b) any breach or default by the Purchasers under any covenant or agreement of the Purchasers under this Agreement, (c) the Assumed Obligations, (d) any professional liability claim arising out of the business operations of the Facilities on or after the Effective Date; and (e) any act, conduct or omission of the Purchasers related to the Acquired Assets, Assumed Obligations or operations of the Facilities that has accrued, arisen, occurred or come into existence at any time on or after the Effective Date.  No provision in this Agreement shall prevent the Purchasers from pursuing any of its legal rights or remedies that may be granted to the Purchasers by law against any Person other than the Sellers or any affiliate of the Sellers.

                        12.3.2  Indemnification Limitations.  (a) Notwithstanding any provision to the contrary contained in this Agreement, the Purchasers shall be under no liability to indemnify the Sellers under Section 12.3.1 and no claim under Section 12.3.1 of this Agreement shall:

                                    (i)         be made unless notice thereof shall have been given by or on behalf of the Sellers to the Purchasers in the manner provided in Section 12.4, unless failure to provide such notice in a timely manner does not materially impair the
            Purchasers’ ability to defend its rights, mitigate damages, seek indemnification from a third party or otherwise protect its interests;

                                    (ii)        be made to the extent that any loss may be recovered under a policy of insurance in force on the date of loss; provided, however, that this
            Section 12.3.2(a)(ii) shall not apply to deductibles or copayments, any self-insurance program or insurance provided by captive affiliates, or to the extent that coverage under the applicable policy of insurance is denied by the applicable insurance carrier;

                                    (iii)       be made to the extent that such claim relates to a liability of the
            Sellers arising out of or relating to any act, omission, event or occurrence connected with:

                                                (A)       the use, ownership or operation of the Facilities, or

                                                (B)       the use, operation or ownership of any of the Acquired
            Assets,

            prior to the Effective Date, other than as specifically included in the Assumed
            Obligations;

                                    (iv)       be made to the extent such claim relates to an obligation or liability for which the Sellers have agreed to indemnify the Purchasers pursuant to Section 12.2;

                                    (v)        be made to the extent such claim seeks Consequential Damages;
            provided, however, the limitation contained in this Section 12.3.2(a)(v) shall not apply to the extent of any payments which the Sellers or any affiliate of the Sellers is required to make to a third party which are in the nature of Consequential Damages; and

                                    (vi)       accrue under Section 12.3.1(a) to the benefit of the Sellers unless and only to the extent that (A) the actual liability of the Purchasers to the Sellers in respect of any claim under Section 12.3.1(a) exceeds the Relevant Claim Amount and (B)
            the total actual liability of the Purchasers in respect of all Relevant Claims exceeds the
            Aggregate Amount, in which event Sellers and other indemnified Persons shall be entitled to seek indemnification under Section 12.3.1(a) for all claims for Damages which exceed the Aggregate Amount.

                        (b)        Notwithstanding any provision to the contrary contained in this Agreement, the maximum aggregate liability of the Purchasers to Sellers and other indemnified Persons for claims brought under Section 12.3.1(a) shall not exceed an amount equal to fifty percent (50%) of the Cash Purchase Price.

                        (c)        If the Sellers are entitled to recover any sum (whether by payment, discount, credit or otherwise) from any third party in respect of any matter for which a claim of indemnity could be made against the Purchasers hereunder, the Sellers shall use reasonable endeavors to recover such sum from such third party and any sum recovered will reduce the amount of the claim.  If the Purchasers pays to the Sellers an amount in respect of a claim, and the Sellers subsequently recovers from a third party a sum which is referable to that claim, the Sellers shall forthwith repay to the Purchasers so much of the amount paid by it as does not exceed the sum recovered from the third party less all reasonable costs, charges and expenses incurred by the Sellers in obtaining payment in respect of that claim and in recovering that sum from the third party.

            12.4     Method of Asserting Claims.  All claims for indemnification by any person entitled to indemnification (the “Indemnified Party”) under this Article 12 will be asserted and resolved as follows:

                        (a)        In the event any claim or demand, for which a party hereto (an “Indemnifying Party”) would be liable for the Damages to an Indemnified Party, is asserted against or sought to be collected from such Indemnified Party by a person other than the Sellers, the Purchasers or their affiliates (a “Third Party Claim”), the Indemnified Party shall deliver a notice of its claim (a “Claim Notice”) to the Indemnifying Party within thirty (30) calendar days after the Indemnified Party receives written notice of such Third Party Claim; provided, however, that notice shall be provided to the Indemnifying Party within fifteen (15) calendar days after receipt of a complaint, petition or institution of other formal legal action by the Indemnified Party.  If the Indemnified Party fails to provide the Claim Notice within such applicable time period after the Indemnified Party receives written notice of such Third Party Claim and thereby materially impairs the Indemnifying Party’s ability to protect its interests, the Indemnifying Party will not be obligated to indemnify the Indemnified Party with respect to such Third Party Claim.  The Indemnifying Party will notify the Indemnified Party within thirty (30) calendar days after receipt of the Claim Notice (the “Notice Period”) whether the Indemnifying Party desires, at the sole cost and expense of the Indemnifying Party, to defend the Indemnified Party against such Third Party Claim.

                                    (i)         If the Indemnifying Party notifies the Indemnified Party within the
            Notice Period that the Indemnifying Party desires to defend the Indemnified Party with respect to the Third Party Claim pursuant to this Section 12.4(a), then subject to the immediately succeeding sentence the Indemnifying Party will have the right to defend, at its sole cost and expense, such Third Party Claim by all appropriate proceedings, which proceedings will be prosecuted by the Indemnifying Party to a final conclusion or will be settled at the discretion of the Indemnifying Party.  To the extent the Third Party Claim is solely for money damages, the Indemnifying Party will have full control of such defense and proceedings, including any compromise or settlement thereof.  Notwithstanding the foregoing, the Indemnified Party may, at its sole cost and expense, file during the Notice
            Period any motion, answer or other pleadings that the Indemnified Party may deem necessary or appropriate to protect its interests or those of the Indemnifying Party and which is not prejudicial, in the reasonable judgment of the Indemnifying Party, to the
            Indemnifying Party.  Except as provided in Section 12.4(a)(ii) hereof, if an Indemnified
            Party takes any such action that is prejudicial and causes a final adjudication that is adverse to the Indemnifying Party, the Indemnifying Party will be relieved of its obligations hereunder with respect to the portion of such Third Party Claim prejudiced by the Indemnified Party’s action.  If requested by the Indemnifying Party, the Indemnified
            Party agrees, at the sole cost and expense of the Indemnifying Party, to cooperate with the Indemnifying Party and its counsel in contesting any Third Party Claim that the
            Indemnifying Party elects to contest, or, if appropriate and related to the Third Party
            Claim in question, in making any counterclaim against the person asserting the Third
            Party Claim, or any cross-complaint against any person (other than the Indemnified Party or any of its affiliates).  The Indemnified Party may participate in, but not control, any defense or settlement of any Third Party Claim controlled by the Indemnifying Party pursuant to this Section 12.4(a)(i), and except as specifically provided in this

            Section 12.4(a)(i), the Indemnified Party will bear its own costs and expenses with respect to such participation.

                                    (iii)       If the Indemnifying Party fails to notify the Indemnified Party within the Notice Period that the Indemnifying Party desires to defend the Indemnified
            Party pursuant to this Section 12.4(a), or if the Indemnifying Party gives such notice but fails to prosecute diligently or settle the Third Party Claim, or if the Indemnifying Party fails to give any notice whatsoever within the Notice Period, then the Indemnified Party will have the right to defend, at the sole cost and expense of the Indemnifying Party, the
            Third Party Claim by all appropriate proceedings, which proceedings will be promptly and reasonably prosecuted by the Indemnified Party to a final conclusion or will be settled at the discretion of the Indemnified Party.  The Indemnified Party will have full control of such defense and proceedings, including any compromise or settlement thereof; provided, however, that if requested by the Indemnified Party, the Indemnifying
            Party agrees, at the sole cost and expense of the Indemnifying Party, to cooperate with the Indemnified Party and its counsel in contesting any Third Party Claim which the
            Indemnified Party is contesting, or, if appropriate and related to the Third Party Claim in question, in making any counterclaim against the person asserting the Third Party Claim, or any cross-complaint against any person (other than the Indemnifying Party or any of its affiliates).  Notwithstanding the foregoing provisions of this Section 12.4(a)(ii), if the
            Indemnifying Party has notified the Indemnified Party with reasonable promptness that the Indemnifying Party disputes its liability to the Indemnified Party with respect to such
            Third Party Claim and if such dispute is resolved in favor of the Indemnifying Party, the
            Indemnifying Party will not be required to bear the costs and expenses of the Indemnified
            Party’s defense pursuant to this Section 12.4(a)(ii) or of the Indemnifying Party’s participation therein at the Indemnified Party’s request, and the Indemnified Party will reimburse the Indemnifying Party in full for all reasonable costs and expenses incurred by the Indemnifying Party in connection with such litigation.  Subject to the above terms of this Section 12.4(a)(ii), the Indemnifying Party may participate in, but not control, any defense or settlement controlled by the Indemnified Party pursuant to this
            Section 12.4(a)(ii), and the Indemnifying Party will bear its own costs and expenses with respect to such participation.  The Indemnified Party shall give sufficient prior notice to the Indemnifying Party of the initiation of any discussions relating to the settlement of a
            Third Party Claim to allow the Indemnifying Party to participate therein.

                        (b)        In the event any Indemnified Party should have a claim against any Indemnifying Party hereunder that either (i) does not involve a Third Party Claim being asserted against or sought to be collected from the Indemnified Party or (ii) is a the Seller Tax Claim, the Indemnified Party shall deliver an Indemnity Notice (as hereinafter defined) to the Indemnifying Party.  (The term “Indemnity Notice” shall mean written notification of a claim for indemnity under Article 12 hereof (which claim does not involve a Third Party Claim or is a the Seller Tax Claim) by an Indemnified Party to an Indemnifying Party pursuant to this Section 12.4, specifying the nature of and specific basis for such claim and the amount or the estimated amount of such claim.)  The failure by any Indemnified Party to give the Indemnity Notice shall not impair such party’s rights hereunder except to the extent that an Indemnifying Party demonstrates that it has been prejudiced thereby.

                        (c)        If the Indemnifying Party does not notify the Indemnified Party within thirty (30) calendar days following its receipt of a Claim Notice or an Indemnity Notice that the Indemnifying Party disputes its liability to the Indemnified Party hereunder, such claim specified by the Indemnified Party will be conclusively deemed a liability of the Indemnifying Party hereunder and the Indemnifying Party shall pay the amount of such liability to the Indemnified Party on demand, or on such later date (i) in the case of a Third Party Claim, as the Indemnified Party suffers the Damages in respect of such Third Party Claim, (ii) in the case of an Indemnity Notice in which the amount of the claim is estimated, when the amount of such claim becomes finally determined or (iii) in the case of a the Seller Tax Claim, within fifteen (15) calendar days following final determination of the item giving rise to the claim for indemnity.  If the Indemnifying Party has timely disputed its liability with respect to such claim, as provided above, the Indemnifying Party and the Indemnified Party agree to proceed in good faith to negotiate a resolution of such dispute, and if not resolved through negotiations, such dispute will be resolved by adjudication by a court or similar tribunal.

                        (d)        The Indemnified Party agrees to give the Indemnifying Party reasonable access to the books and records and employees of the Indemnified Party in connection with the matters for which indemnification is sought hereunder, to the extent the Indemnifying Party reasonably deems necessary in connection with its rights and obligations hereunder.

                        (e)        The Indemnified Party shall assist and cooperate with the Indemnifying Party in the conduct of litigation, the making of settlements and the enforcement of any right of contribution to which the Indemnified Party may be entitled from any person or entity in connection with the subject matter of any litigation subject to indemnification hereunder.  In addition, the Indemnified Party shall, upon request by the Indemnifying Party or counsel selected by the Indemnifying Party (without payment of any fees or expenses to the Indemnified Party or an employee thereof), attend hearings and trials, assist in the securing and giving of evidence, assist in obtaining the presence or cooperation of witnesses, and make available its own personnel; and shall do whatever else is necessary and appropriate in connection with such litigation.  The Indemnified Party shall not make any demand upon the Indemnifying Party or counsel for the Indemnifying Party in connection with any litigation subject to indemnification hereunder, except a general demand for indemnification as provided hereunder.  If the Indemnified Party shall fail to perform such obligations as Indemnified Party hereunder or to cooperate fully with the Indemnifying Party in Indemnifying Party’s defense of any suit or proceeding, such cooperation to include, without limitation, attendance at all depositions and the provision of all documents (subject to appropriate privilege) relevant to the defense of any claim, then, except where such failure does not have materially impair the Indemnifying Party’s defense after notice to the Indemnified Party and ten (10) days to cure, the Indemnifying Party shall be released from all of its obligations under this Agreement with respect to that suit or proceeding and any other claims which had been raised in such suit or proceeding.

                        (f)         Following indemnification as provided for hereunder, the Indemnifying Party shall be subrogated to all rights of the Indemnified Party with respect to all persons or entities relating to the matter for which indemnification has been made; provided, however, that the Indemnifying Party shall have no subrogation rights to seek reimbursement through or from the Indemnified Party’s insurance policies, program, coverage, carriers or beneficiaries.

            12.5     Exclusive.  Other than claims for fraud or equitable relief (which equitable relief claims are nevertheless subject to Section 12.1), any claim arising under this Agreement or in connection with or as a result of the transactions contemplated by this Agreement or any Damages or injury alleged to be suffered by any party as a result of the actions or failure to act by any other party shall, unless otherwise specifically stated in this Agreement, be governed solely and exclusively by the provisions of this Article 12.  If the Sellers and the Purchasers cannot resolve such claim by mutual agreement, such claim shall be determined by adjudication by a court or other tribunal subject to the provisions of this Article 12.

ARTICLE 13

TAX AND COST REPORT MATTERS

            13.1     Tax Matters; Allocation of Purchase Price.

                        (a)        After the Closing Date, the Parties shall cooperate fully with each other and shall make available to each other, as reasonably requested, all information, records or documents relating to tax liabilities or potential tax liabilities attributable to the Sellers with respect to the operation of the Facilities for all periods prior to the Effective Date and shall preserve all such information, records and documents at least until the expiration of any applicable statute of limitations or extensions thereof.  The Parties shall also make available to each other as reasonably required, and at the reasonable cost of the requesting party (for out-of-pocket costs and expenses only), personnel responsible for preparing or maintaining information, records and documents in connection with tax matters.

                        (b)        The Purchase Price shall be allocated among each category of the Acquired Assets in accordance with Schedule 13.1(b).  The Sellers and the Purchasers hereby agree to allocate the Purchase Price in accordance with Schedule 13.1(b), to be bound by such allocations, to account for and report the purchase and sale of the Acquired Assets contemplated hereby for federal and state tax purposes in accordance with such allocations, and not to take any position (whether in tax returns, tax audits, or other tax proceedings), which is inconsistent with such allocations without the prior written consent of the other Parties.

            13.2     Cost Report Matters.

                        (a)        After the Effective Date, the Sellers shall timely file all Medicare, Medicaid, TRICARE, Blue Cross and any other termination cost reports required to be filed as a result of the consummation of (a) the transfer of the Acquired Assets to the Purchasers and (b) the transactions contemplated by this Agreement (the “Seller Cost Reports”). All such termination cost reports shall be filed by the Sellers in a manner that is consistent with the then current laws, rules and regulations.  The Sellers will be solely responsible, financially and otherwise, for the contents of all such termination cost reports (and related claims and documentation) and shall retain the right to control the appeal of any Medicare, Medicaid or Blue Cross determinations relating to any of the Seller Cost Reports. The Sellers recognize that the Blue Cross cost reports filed by the Sellers will affect Blue Cross reimbursement to the Purchasers in periods after Closing.  Therefore, the Sellers will provide to the Purchasers a reasonable opportunity to review the Sellers’ Blue Cross cost reports prior to the filing thereof and will consider in good faith the Purchasers’ comments that may affect their reimbursement in future periods.

                        (b)        The Purchasers shall forward to the Sellers any and all correspondence relating to the Seller Cost Reports or rights to settlements and retroactive adjustments on the Seller Cost Reports (“Agency Settlements”) within fifteen (15) business days after receipt by the Purchasers.  The Purchasers will forward any demand for payments with respect to the Agency Settlements or the Seller Cost Reports within fifteen (15) business days after receipt by the Purchasers.

                        (c)        Upon reasonable notice and during normal business office hours, the Purchasers will cooperate with the Sellers in regard to the preparation and filing of the Seller Cost Reports.  Upon reasonable notice and during normal business office hours, the Purchasers will cooperate with the Sellers in connection with any cost report disputes and/or other claim adjudication matters relative to governmental program reimbursement.  Such cooperation shall include, at Sellers’ cost, obtaining files at the Facilities and the Purchasers’ provision to the Sellers of data and statistics, and the coordination with the Sellers pursuant to reasonable notice of Medicare, Medicaid and Blue Cross exit conferences or meetings.

ARTICLE 14

MISCELLANEOUS PROVISIONS

            14.1     Further Assurances and Cooperation.  The Sellers shall execute, acknowledge and deliver to the Purchasers any and all other assignments, consents, approvals, conveyances, assurances, documents and instruments reasonably requested by the Purchasers at any time and shall take any and all other actions reasonably requested by the Purchasers at any time for the purpose of more effectively assigning, transferring, granting, conveying and confirming to the Purchasers, the Acquired Assets.  After consummation of the transaction contemplated in this Agreement, the Parties agree to cooperate with each other and take such further actions as may be necessary or appropriate to effectuate, carry out and comply with all of the terms of this Agreement, the documents referred to in this Agreement and the transactions contemplated hereby.

            14.2     Successors and Assigns.  All of the terms and provisions of this Agreement shall be binding upon and shall inure to the benefit of and be enforceable by the respective successors and assigns of the Parties hereto; provided, however, that no party hereto may assign any of its rights or delegate any of its duties under this Agreement without the prior written consent of the other Parties, except that the Purchasers may assign any of their rights or delegate any of their duties under this Agreement to any wholly-owned subsidiary of the Purchasers upon the Sellers’ receipt of the Purchasers’ guaranty of such wholly-owned subsidiary’s obligations, in a form reasonably acceptable to the Sellers.  The Purchasers may designate one or more affiliates to take title to some of the Acquired Assets or to assume some of the Assumed Obligations upon the Sellers’ receipt of evidence that such affiliates have agreed to assume all of the Purchasers’ obligations hereunder related to such assets or obligations and the Purchasers and the affiliates have complied with applicable laws and regulations governing the transfer of such assets or obligations, in a form reasonably acceptable to the Sellers.

            14.3     Governing Law.  This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Illinois as applied to contracts made and performed within the State of Illinois.  The Parties hereby waive their right to claim in any proceeding involving this Agreement that the law of any jurisdiction other than the State of Illinois shall apply to such dispute; and the Parties hereby covenant that they shall assert no such claim in any dispute arising under this Agreement.

            14.4     Amendments.  This Agreement may not be amended other than by written instrument signed by the Parties.

            14.5     Schedules and Disclosure Schedules.  The Disclosure Schedules and Schedules referred to in this Agreement shall be attached hereto and are incorporated by reference herein.  From the Execution Date until the Closing, the Sellers shall update the Disclosure Schedules that are attached to this Agreement as of the Effective Date if and to the extent required by Section 6.13, and the Parties may mutually agree to update any other Schedules. With respect to any Disclosure Schedules or other Schedules that have been completed and attached to the Agreement, such Schedules will be prepared and attached to this Agreement at such time as the Parties agree. Until all such Schedules are final and acceptable to the Parties and attached to this Agreement, any Party may terminate this Agreement for any reason upon notice to the other Parties without penalty or liability for breach or default.  Any matter disclosed in this Agreement or in the Disclosure Schedules with reference to any Section of this Agreement shall be deemed a disclosure in respect of all sections to which such disclosure may apply.

            14.6     Notices.  Any notice, demand or communication required, permitted, or desired to be given hereunder shall be deemed effectively given when personally delivered, when received by telegraphic or other electronic means (including facsimile) or overnight courier, or five (5) calendar days after being deposited in the United States mail, with postage prepaid thereon, certified or registered mail, return receipt requested, addressed as follows:

If to the Sellers:	Resurrection Health Care Corporation
7435 W. Talcott Avenue
Chicago, IL 60631
Attention: Sandra Bruce, President and CEO
Facsimile No.: Available upon request

With a copy to:	Resurrection Health Care Corporation
7435 W. Talcott Avenue
Chicago, IL 60631
Attention: Jeannie C. Frey, Esq., Senior Vice President and General Counsel
Facsimile No.: Available upon request

With a copy to:	McDermott Will & Emery LLP
227 W. Monroe Street
Suite 4700
Chicago, IL 60606
Attention: Kerrin B. Slattery
Facsimile No.: 312.984.7700

If to the Purchasers:	Vanguard Health Management, Inc.
20 Burton Hills Boulevard, Suite 100
Nashville, Tennessee 37215
Attention: Senior Vice President – Development
Facsimile No.: 615.665.6181

With a copy to:	Vanguard Health Management, Inc.
20 Burton Hills Boulevard, Suite 100
Nashville, TN 37215
Attention: General Counsel
Facsimile No. 615.665.6197

or at such other address as one party may designate by notice hereunder to the other Parties.

            14.7     Headings.  The section and other headings contained in this Agreement and in the Disclosure Schedules and Schedules to this Agreement are included for the purpose of convenient reference only and shall not restrict, amplify, modify or otherwise affect in any way the meaning or interpretation of this Agreement or the Disclosure Schedules and Schedules hereto.

            14.8     Confidentiality and Publicity.  The Parties hereto shall hold in confidence the information contained in this Agreement, and all information related to this Agreement, which is not otherwise known to the public, shall be held by each party hereto as confidential and proprietary information and shall not be disclosed without the prior written consent of the other Parties. Accordingly, the Purchasers and the Sellers shall not discuss with, or provide nonpublic information to, any third party (except for such party’s attorneys, accountants, directors, officers and employees, the directors, officers and employees of any affiliate of any party hereto, and other consultants and professional advisors) concerning this transaction prior to the Effective Date, except: (a) as required by law or in governmental filings or judicial, administrative or arbitration proceedings, including without limitation any filings to be made by the Parties with respect to the HSR Act, to the IHFSRB, the Attorney General of Illinois, or other governmental agencies or bodies, and the authorities or individuals associated with the Roman Catholic Church; provided, however, each party shall consult with the other party prior to making any such filings and the applicable party shall modify any portion thereof if the other party reasonably objects thereto, unless the same may be required by applicable law; (b) pursuant to public announcements made with the prior written approval of the Sellers and the Purchasers, or (c) to enforce its rights under this Agreement.  The rights of the Sellers under this Section 14.8 shall be in addition and not in substitution for the rights of the Sellers and the Sellers’ affiliates under the Confidentiality Agreement, which shall survive Closing.

            14.9     Fair Meaning.  This Agreement shall be construed according to its fair meaning and as if prepared by all Parties hereto.

            14.10   Gender and Number; Construction.  All references to the neuter gender shall include the feminine or masculine gender and vice versa, where applicable, and all references to the singular shall include the plural and vice versa, where applicable.  Unless otherwise expressly provided, the word “including” followed by a listing does not limit the preceding words or terms and shall mean “including, without limitation.”

            14.11   Third Party Beneficiary.  None of the provisions contained in this Agreement are intended by the Parties, nor shall they be deemed, to confer any benefit on any person not a party to this Agreement.

            14.12   Expenses and Attorneys’ Fees.  Except as otherwise provided in this Agreement, each party shall bear and pay its own costs and expenses relating to the preparation of this Agreement and to the transactions contemplated by, or the performance of or compliance with any condition or covenant set forth in, this Agreement, including without limitation, the disbursements and fees of their respective attorneys, accountants, advisors, agents and other representatives, incidental to the preparation and carrying out of this Agreement, whether or not the transactions contemplated hereby are consummated.  The Parties expressly agree further that all documentary transfer taxes, stamp taxes and recording charges in connection with the conveyance of the Acquired Assets to the Purchasers shall be shared equally by the Sellers, on the one hand, and by the Purchasers, on the other hand. The Parties expressly agree further that the following costs and expenses shall be borne by the Sellers: (a) all costs of the Title Commitment and the Title Policy (in an amount not to exceed the cost of a standard owners’ policy of title insurance); and (b) all costs and expenses associated with obtaining any required consents, including, without limitation, any fees payable to the Attorney General of Illinois as required in connection with obtaining approval of the transactions contemplated by this Agreement.  The Parties expressly agree further that the following costs and expenses shall be borne by the Purchasers: (w) all costs of the Title Commitment and the Title Policy in excess of the cost of a standard owners’ policy of title insurance or in excess of the mutually agreed amount, and all endorsements thereto; (x) all costs of the Surveys and the Purchasers’ environmental and engineering reports; (y) all reasonable costs incurred by Sellers in connection with transferring email records pursuant to Section 1.1(j), as further described on Schedule 14.12; and (z) auditor engagement fees, auditor fees and costs, and the hourly rate for hours worked by senior finance staff of the Sellers or its affiliates (as documented and supported by the auditing firm) incurred by the Sellers related to the audits required by the Purchasers under Section 6.5(b).  If any action is brought by any party to enforce any provision of this Agreement, the prevailing party shall be entitled to recover its court costs and reasonable attorneys’ fees.

            14.13   Counterparts.  This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same Agreement, binding on all of the Parties hereto.  The Parties agree that facsimile copies of signatures shall be deemed originals for all purposes hereof and that a Party may produce such copies, without the need to produce original signatures, to prove the existence of this Agreement in any proceeding brought hereunder.

            14.14   Entire Agreement.  This Agreement, the Disclosure Schedules and Schedules, and the documents referred to in this Agreement contain the entire understanding between the Parties with respect to the transactions contemplated hereby and supersede all prior or contemporaneous agreements, understandings, representations and statements, oral or written, between the Parties on the subject matter hereof (the “Superseded Agreements”), which Superseded Agreements shall be of no further force or effect.

            14.15   No Waiver.  Any term, covenant or condition of this Agreement may be waived at any time by the party which is entitled to the benefit thereof but only by a written notice signed by the party expressly waiving such term or condition.  The subsequent acceptance of performance hereunder by a party shall not be deemed to be a waiver of any preceding breach by any other party of any term, covenant or condition of this Agreement, other than the failure of such other party to perform the particular duties so accepted, regardless of the accepting party’s knowledge of such preceding breach at the time of acceptance of such performance.  The waiver of any term, covenant or condition shall not be construed as a waiver of any other term, covenant or condition of this Agreement.

            14.16   Severability.  If any term, provision, condition or covenant of this Agreement or the application thereof to any party or circumstance shall be held to be invalid or unenforceable to any extent in any jurisdiction, then the remainder of this Agreement and the application of such term, provision, condition or covenant in any other jurisdiction or to persons or circumstances other than those as to whom or which it is held to be invalid or unenforceable, shall not be affected thereby, and each term, provision, condition and covenant of this Agreement shall be valid and enforceable to the fullest extent permitted by law.

            14.17   Mediation.   If the Parties are unable to resolve any dispute between them after using good faith efforts to do so for a period of at least thirty (30) days, either Party may request that the dispute be resolved by non-binding mediation upon terms and conditions to be agreed by the Parties at the time of submission. Compliance with this Section 14.17 is a condition precedent to instituting formal legal proceedings in any court of law. Nothing in this Section shall prevent a Party from seeking injunctive or other equitable relief against the other Party.

            14.18   Time is of the Essence.  Time is of the essence for all dates and time periods set forth in this Agreement and each performance called for in this Agreement.

            14.19   Definitions.  The terms listed below are defined elsewhere in this Agreement and, for ease of reference, the section containing the definition of each such term is set forth opposite such term.

Term	Section
2008 & 2009 Hospital Financials	§4.10(a)
2009 Non-Hospital Financials	§4.10(a)
Accounts Receivable	§1.1(p)
Accrued Paid Time Off	§1.3(c)
Acquired Assets	§1.1
affiliate	§6.6(b)
Agency Settlements	§13.2(b)
Aggregate Amount	§12.2.2(a)(ix)
Agreement	Preamble
Assumed Contracts	§1.1(f)
Assumed Net Working Capital	§2.1(a)
Assumed Obligations	§1.3
Audit Periods	§4.8(d)
Audited Financial Statements	§6.5(b)
Bills of Sale	§3.2(a)
Cash Purchase Price	§2.1(a)
Claim Notice	§12.4(a)
Closing	§3.1
Closing Date	§3.1
Confidential Information	§7.4
Confidentiality Agreement	§7.4
Consequential Damages	§12.2.2(a)(vii)
control	§6.6(b)
Damages	§12.2.1
Disclosure Schedules	§4
Document Retention Period	§11.2(a)
DOJ	§6.10
Effective Date	§3.1
Environmental Laws	§4.6(c)
Environmental Permits	§4.6(b)
Excluded Contracts	§1.1(f)
Exchange Act	§6.5(b)
Excluded Assets	§1.2
Excluded Liabilities	§1.4
Execution Date	Preamble
Facilities	Recitals
Final Combined Balance Sheet	§2.3(a)
Financial Statements	§4.10(a)
FTC	§6.10
Hazardous Substances	§4.6(c)
HFAP	§4.8(b)
Hired Employees	§7.3(a)
Hospitals	Recitals
Hospital Interim Period 2010 Financials	§4.10(a)
HSR Act	§6.10
IHFSRB	§7.2
Indemnified Party	§12.4
Indemnifying Party	§12.4(a)
Indemnity Notice	§12.4(b)
Independent Auditor	§2.3(a)
Interim Combined Balance Sheet	§2.1(c)
Inventory	§1.1(h)
knowledge of the Purchasers	§5.10
knowledge of the Sellers	§4.18
Leadership Team	§6.3(b)
Leased Real Property	§1.1(b)
Leases	§1.1(e)
Licenses	§1.1(d)
Long-Term Debt	§1.4(q)
Marked Commitment	§9.8
Material Adverse Change	§9.14
Material Consents	§9.7
Material Contracts	§4.4(a)(iv)
MOBs	Recitals
Multi-Facility Contracts	§1.1(f)
Net Working Capital	§2.1(b)
Non-Competition Agreement	§3.2(d)
Non-Hospital Interim Financials	§4.10(a)
Notice Period	§12.4(a)
Nurse Education Loans	§1.1(q)
Other Excluded Contracts	§1.1(f)
Owned Real Property	§1.1(a)
Parties	Preamble
Party	Preamble
Permitted Encumbrances	§4.7(b)
Person	§6.6(b)
Personal Property	§1.1(c)
Personal Property Leases	§1.1(e)
Post-Closing Adjustment Date	§2.3(b)
Post-Closing Adjustment Date Payment Amount	§2.3(b)
Power of Attorney	§3.2(j)
Prepaids	§1.1(g)
Prime Rate	§2.3(b)
Purchase Price	§2.1(a)
Purchaser Offset Amounts	§11.1(d)
Purchasers	Preamble
Purchasers’ knowledge	§5.10
Purchasers Payment Due Date	§11.1(b)
RAS	Preamble
Real Estate Assignments	§3.2(b)
Real Property	§1.1(b)
Related Businesses	Recitals
Related Real Property	Recitals
Relevant Claim Amount	§12.2.2(a)(ix)
Resurrection	§1.1(n)
Resurrection Services	Preamble
Retained Employees	§7.3(a)
Required Financial Statements	§6.5(b)
River Forest Facilities	Recitals
Safety Net Payments	§11.1(c)
Seller Cost Reports	§13.2(a)
Seller Leases	§1.1(e)
Seller Offset Amounts	§11.1(d)
Seller Payment Due Date	§11.1(a)
Seller Plans	§4.12
Seller Tax Claims	§12.2.1(e)
Sellers	Preamble
Sellers’ knowledge	§4.18
Solvency	§5.9
Superseded Agreements	§14.14
Surveys	§6.8
Tax	§4.17
Tax Return	§4.17
Taxes	§4.17
Third Party Claim	§12.4(a)
Title Commitment	§6.8
Title Company	§6.8
Title Instruments	§6.8
Title Policy	§6.8
Transition Period	§7.3(a)
Transition Service Agreements	§3.2(h)
VHS West Sub	Preamble
VHS Westlake	Preamble
WARN	§1.3(b)
West Suburban Corporation	Preamble
Westlake Corporation	Preamble
WSCN Lease	§3.2(i)

[Signatures on following page]

            IN WITNESS WHEREOF, this Agreement has been entered into as of the day and year first above written.

                                                                        SELLERS:

                                                                        West Suburban Medical Center

                                                                        Signature: /s/ Sandra Bruce
                                                                        Printed Name: Sandra Bruce
                                                                        Title:President

                                                                        Westlake Community Hospital

                                                                        Signature: /s/ Sandra Bruce
                                                                        Printed Name: Sandra Bruce
                                                                        Title:President

                                                                        Resurrection Services

                                                                        Signature: /s/ Sandra Bruce
                                                                        Printed Name: Sandra Bruce
                                                                        Title:President

                                                                        Resurrection Ambulatory Services

                                                                        Signature: /s/ Sandra Bruce
                                                                        Printed Name: Sandra Bruce
                                                                        Title:President

                                                                        PURCHASERS:

                                                                        VHS West Suburban Medical Center, Inc.

                                                                        Signature: /s/ Harold H. Pilgrim
                                                                        Printed Name: Harold H. Pilgrim
                                                                        Title:Senior Vice President

                                                                        VHS Westlake Hospital, Inc.

                                                                        Signature: /s/ Harold H. Pilgrim
                                                                        Printed Name: Harold H. Pilgrim
                                                                        Title:Senior Vice President